UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Definitive Proxy Statement
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KITTY HAWK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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KITTY HAWK, INC.
1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261
(972) 456-2200
April      , 2006
To Our Stockholders:
      You are cordially invited to attend the Annual Meeting of Stockholders of Kitty Hawk, Inc. to be held on Tuesday, May 23, 2006 at 8:00 a.m., Dallas, Texas time. The meeting will be held at the C.R. Smith Museum, 4601 Texas Highway 360 at FAA Road, Fort Worth, Texas 76155. All stockholders of record as of March 31, 2006 are entitled to vote at the Annual Meeting.
      At the meeting, you will be asked to:

•	elect seven directors to serve until the Annual Meeting of Stockholders to be held in 2007;

•	approve granting the authority to the Board of Directors, in their discretion, to amend the Company’s Second Amended and Restated Certificate of Incorporation, or the Charter, to increase the Company’s authorized common stock;

•	approve an increase in the number of shares of the Company’s common stock authorized for issuance under the Kitty Hawk 2003 Long Term Equity Incentive Plan;

•	to ratify the selection by the Audit Committee of Grant Thornton LLP as independent registered public accountants for the Company for 2006; and

•	transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
      Information about the business to be conducted at the meeting is set forth in the accompanying proxy solicitation statement, which you are urged to read carefully. During the meeting, management will review the business affairs and progress of the Company during 2005. In addition, our executive officers will be present to respond to questions from our stockholders.
      It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope prior to the Annual Meeting or follow the Internet or telephone voting procedures described on the proxy card. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.
      On behalf of our Board of Directors, I thank you for your anticipated cooperation and continued support.

Sincerely,

Robert W. Zoller, Jr.
Chief Executive Officer, President and Director

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2006
To the Stockholders of Kitty Hawk, Inc.:
      The 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Kitty Hawk, Inc. (the “Company”) will be held at 8:00 a.m. (Dallas, Texas time) on Tuesday, May 23, 2006, at the C.R. Smith Museum, 4601 Texas Highway 360 at FAA Road, Fort Worth, Texas, for the following purposes:

(i) To elect seven directors to serve until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified (our Board of Directors has unanimously nominated these persons for election as director);

(ii) To grant the Board of Directors the authority to amend the Company’s Second Amended and Restated Certificate of Incorporation, or the Charter, to increase the Company’s authorized common stock;

(iii) To approve an increase to in the number of shares of the Company’s common stock authorized for issuance under the Kitty Hawk 2003 Long Term Equity Incentive Plan;

(iv) To ratify the selection by the Audit Committee of Grant Thornton LLP as independent registered public accountants for the Company for 2006; and

(v) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
      Our Board of Directors has fixed the close of business on March 31, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record on March 31, 2006 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof.
      A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal offices located at 1515 West 20th Street, DFW International Airport, Texas 75261, for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting.

By Order of our Board of Directors,

Steven E. Markhoff
Vice President Strategic Planning,
General Counsel and Corporate Secretary
Dallas, Texas
April      , 2006
YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR USE THE TELEPHONE OR INTERNET VOTING PROCEDURES PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

2006 ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND VOTING OF PROXIES
PROCEDURES FOR THE ANNUAL MEETING
RECORD DATE AND VOTING STOCK
ELECTION OF DIRECTORS (Proposal No. 1)
NOMINEES FOR DIRECTOR
BOARD OF DIRECTORS AND COMMITTEES OF OUR BOARD OF DIRECTORS, STOCKHOLDER MATTERS AND CODE OF CONDUCT
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION OF EXECUTIVE OFFICERS
OPTION GRANTS IN 2005
AGGREGATED OPTION EXERCISES IN 2005 AND DECEMBER 31, 2005 OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG KITTY HAWK, INC., RUSSELL 2000 INDEX AND HEMSCOTT GROUP INDEX
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
FEES BILLED TO KITTY HAWK BY GRANT THORNTON LLP
AUDIT COMMITTEE REPORT
APPROVE GRANTING THE AUTHORITY TO THE BOARD OF DIRECTORS, IN THEIR DISCRETION, TO AMEND THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED COMMON STOCK (Proposal No. 2)
APPROVAL OF AN AMENDMENT TO THE KITTY HAWK, INC. 2003 LONG TERM EQUITY INCENTIVE PLAN (Proposal No. 3)
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 4)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUBMISSION OF STOCKHOLDER PROPOSALS FOR KITTY HAWK’S 2007 ANNUAL MEETING OF STOCKHOLDERS
FORWARD-LOOKING STATEMENTS

PROXY SOLICITATION STATEMENT
FOR
2006 ANNUAL MEETING OF STOCKHOLDERS
KITTY HAWK, INC.
1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261
(972) 456-2200
SOLICITATION AND VOTING OF PROXIES
      This proxy solicitation statement is being provided to you in connection with the solicitation of proxies to be voted at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Kitty Hawk, Inc. (the “Company”) to be held at 8:00 a.m. (Dallas, Texas time) on Tuesday, May 23, 2006, at the C.R. Smith Museum, 4601 Texas Highway 360 at FAA Road, Fort Worth, Texas. Proxies are being solicited on behalf of the Board of Directors of the Company. This proxy solicitation statement and the enclosed proxy card are first being mailed on or about April      , 2006 to holders of our common stock entitled to vote at the Annual Meeting.
      A Proxy Committee will vote the shares represented by each proxy card returned to the Company. The members of the Proxy Committee are Steven E. Markhoff and James R. Kupferschmid. Where a stockholder’s proxy specifies a choice with respect to a matter, the Proxy Committee will vote such stockholder’s shares in accordance with the instructions contained therein. If no specification is made, the shares will be voted:

•	FOR the election of the director nominees identified herein;

•	FOR granting the Board of Directors the authority to amend, in their discretion, the Company’s Second Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock;

•	FOR approval to increase the number of shares of the Company’s common stock authorized for issuance under the Kitty Hawk 2003 Long Term Equity Incentive Plan; and

•	FOR the ratification of the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2006.
      Any stockholder who returns a proxy may revoke such proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.
      Stockholders may vote on the matters to be considered at the Annual Meeting by any one of the following means:

•	Vote by Mail. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed envelope.

•	Vote in Person. To vote in person, attend the Annual Meeting in person and follow the instructions given to you at the Annual Meeting.
      In addition, if your shares are held in the name of a bank or broker, telephone and Internet voting may be available through your bank or broker. Please follow the voting instructions found on the form you receive from your bank or broker.

      Except as the context otherwise requires, references in this proxy solicitation statement to “the Company,” “we,” “us” or “our” refer to Kitty Hawk, Inc. and its subsidiaries.
PROCEDURES FOR THE ANNUAL MEETING
      The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present in person or represented by proxies at the Annual Meeting, the stockholders entitled to vote who are present in person or represented by proxies will have the power to adjourn the Annual Meeting from time to time, without notice (other than by announcement at the Annual Meeting) until a quorum is present in person or represented by proxies. At any such adjourned meeting at which a quorum is present in person or represented by proxies, any business may be transacted that might have been transacted at the original Annual Meeting. If, and when, a quorum is present in person or represented by proxies at the Annual Meeting or any adjournment thereof, the stockholders present in person and represented by proxies at the Annual Meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders from the Annual Meeting who were counted in determining the existence of a quorum.
      Business at the Annual Meeting will be conducted in accordance with the procedures determined by the Chairman of the Annual Meeting and will be limited to matters properly brought before the Annual Meeting pursuant to the procedures set forth in the Company’s Second Amended and Restated Bylaws, or our Bylaws. Those procedures include the requirement that any stockholder who desires either to bring a stockholder proposal before the Annual Meeting or to nominate a person for election as a director at the Annual Meeting must give written notice to the Company with respect to the proposal or nominee prior to the Annual Meeting. The Chairman of the Annual Meeting may decline to acknowledge any stockholder proposal or any nomination for director not made in accordance with these procedures.
      Our Board of Directors does not anticipate that any matter other than those described in this proxy solicitation statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, proxies will be voted by the Proxy Committee in accordance with their judgment.
RECORD DATE AND VOTING STOCK
      March 31, 2006 has been set as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of our common stock, par value $0.000001 per share, and holders of our series B convertible preferred stock, par value $0.01 per share, or Series B Redeemable Preferred Stock, at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.
      As of the record date, there were                      shares of our common stock outstanding and                     of our Series B Redeemable Preferred Stock outstanding. Each outstanding share of our common stock is entitled to one vote for each director to be elected and upon any other matter to be brought before the stockholders at the Annual Meeting. Each share of our Series B Redeemable Preferred Stock is entitled to 1,042.23 votes for each director to be elected and upon any other matter to be brought before the stockholders at the Annual Meeting.
      The presence in person or represented by proxy of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining the number of votes present in person or represented by proxy at the Annual Meeting for purposes of determining whether a quorum exists.
      A plurality of the votes cast at the Annual Meeting is required to approve the election of each of the director nominees, assuming a quorum is present in person or represented by proxy. Votes may be cast in favor of each of the nominees or withheld for any nominee. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of the election.
      The vote of two-thirds of the outstanding shares of common stock and Series B Redeemable Preferred Stock voting as a single class is required to approve granting the authority to the Board of Directors, in their discretion, to amend the Company’s Second Amended and Restated Certificate of Incorporation, or the Charter, to increase the Company’s authorized common stock. Abstentions and broker non-votes will not be counted as votes cast and will have the effect of a vote against this proposal.
      A majority of the votes cast at the Annual Meeting is required to approve an increase in the number of shares of the Company’s common stock authorized for issuance under the Kitty Hawk 2003 Long Term Equity Incentive Plan. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of this proposal.
      A majority of the votes cast at the Annual Meeting is required to ratify the selection by our Audit Committee of Grant Thornton LLP as our independent registered public accountants for 2006. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of this proposal.
      We will pay the entire cost of the preparation and mailing of this proxy solicitation statement and all other costs associated with this solicitation. In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile, e-mail or other lawful means. We will also reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expense in sending proxy solicitation materials to their principals.
      Under current federal law, our cargo airline could cease to be eligible to operate as an airline if more than 25% of our voting stock were owned or controlled by non-United States citizens, as defined by 49 U.S.C. § 40102(a)(15). To prevent this from happening, our Charter limits the aggregate voting power of non-U.S. citizens to 22.5% of the votes voting on or consenting to any matter. Under 49 U.S.C. § 40102(a)(15), a “citizen of the United States” means:

•	an individual who is a citizen of the United States;

•	a partnership each of whose partners is an individual who is a “citizen of the United States” as such term is defined in 49 U.S.C. § 40102(a)(15); or

•	a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of its Board of Directors and other managing officers are “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15)), and in which at least 75 percent of the voting interest is owned or controlled by persons that are “citizens of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)).
      As a result, each stockholder is asked to certify on its proxy card whether it is or is not a “citizen of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)). If your shares of common stock are held in the name of a bank or broker, your proxy card may instead only have a selection “For” or “Against” this certification. In that case, “For” should be selected if you are a “citizen of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)) and “Against” should be selected if you are not a “citizen of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)).
ELECTION OF DIRECTORS
(Proposal No. 1)
      Our Board of Directors currently has seven members. Each of our directors is elected annually to serve until our next Annual Meeting and until his or her successor is elected. There are no family relationships between any of our executive officers and our directors. The following table presents information concerning persons nominated for election as directors of the Company.
      The persons named in the proxy will vote FOR the following nominees, except where authority has been withheld.
NOMINEES FOR DIRECTOR

Robert W. Zoller, Jr., 59 Member — Strategic Planning Committee	Mr. Zoller has served as a member of our Board of Directors and as our Chief Executive Officer and President since November 2002. From April 2002 until November 2002, Mr. Zoller was a founder and active principal of International Management Solutions, LLC, a strategic planning and corporate turn-around consulting practice. Mr. Zoller served as President and Chief Operating Officer of Hawaiian Airlines, Inc., a commercial, passenger airline, from December 1999 to April 2002. In March 2003, Hawaiian Airlines filed for Chapter 11 protection under the U.S. bankruptcy code. Mr. Zoller served as Senior Vice President Maintenance and Engineering for AirTran Airways, Inc. from March 1996 to December 1999. Mr. Zoller also served for over 20 years in various finance and operations positions at American Airlines, Pacific Southwest Airlines, General Dynamics and NCR, Inc.
Gerald L. Gitner, 61 Chairperson — Governance and Nominating Committee Member — Audit Committee; Compensation Committee; Strategic Planning Committee	Mr. Gitner has served as a member of our Board of Directors since October 2002 and as our Non-Executive Chairman of our Board of Directors since November 2002. Mr. Gitner is the Chairman of D.G. Associates, Inc., a strategic planning and consulting practice. Prior to joining us, Mr. Gitner served as Chairman of the Board and Chairman of the Executive Committee of the Board of Directors of Trans World Airlines, Inc., a commercial, passenger airline, from February 1997 to June 2002, Chairman and Chief Executive Officer of Trans World Airlines (having been the Vice Chairman and Acting Chief Executive Officer since December 1996) from February 1997 to May 1999, and a director of Trans World Airlines from November 1993 to June 2002. Mr. Gitner has served as a director of Tricom, S.A. since August 2004.

Raymond B. Greer, 43 Member — Strategic Planning Committee	Mr. Greer has served as a member of our Board of Directors since June 2005. Since March 2005, Mr. Greer has served as President and CEO of Greatwide Logistics Services, a non-asset based logistic and transportation services company. From December 2002 to March 2005, Mr. Greer served as President and CEO for Newgistics, Inc., an industry leader in reverse logistics solutions. From February 2002 to November 2002, Mr. Greer served as President of Global Network Solutions and Services for i2 Technologies, Inc. From July 2000 to February 2002, Mr. Greer served as Chairman and CEO of Esurg Corporation, a leading e-commerce provider for medical-based technology solutions, supplies and information services.
Myron Kaplan, 61 Chairperson — Compensation Committee Member — Audit Committee, Governance and Nominating Committee	Mr. Kaplan has served as a member of our Board of Directors since October 2002. Mr. Kaplan is a founding partner of Kleinberg, Kaplan, Wolff & Cohen, P.C., a New York City law firm, where he has practiced corporate and securities law for more than 30 years. Mr. Kaplan served on the Board of Directors of Trans World Airlines, Inc., a commercial, passenger airline, from 1993 to June 2002, serving on its Executive Committee and chairing its Compensation Committee from 1996 to 1999 and also serving on its Finance and Audit Committees for portions of his tenure as a director. Since March 2002, Mr. Kaplan has served as a member of the Board of Directors of SAir Group Finance (USA) Inc. Mr. Kaplan also serves on the Board of Directors of a number of privately-held companies and charitable organizations.

Melvin L. Keating, 59	Mr. Keating has served as a member of our Board of Directors since March 2006. Mr. Keating is currently President and Chief Executive Officer of Alliance Semiconductor Corporation, a provider of high-value memory, mixed signal and system solution products for the communications, computing, consumer and industrial markets. From December 2005 to March 2006, Mr. Keating was interim President and Chief Executive Officer of Alliance Semiconductor, and from October 2005 until December 2005, he acted as a consultant to the Board of Directors of Alliance Semiconductor. From April 2004 to September 2005, Mr. Keating served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx, Inc., a software company. From 1997 to 2004, Mr. Keating served as a strategy consultant to Warburg Pincus Equity Partners, a private equity and venture capital firm. From 1995 to 1997, Mr. Keating served as President and Chief Executive Officer of Sunbelt Management, a private company that owns and manages commercial and retail properties. From 1986 to 1995, Mr. Keating served as Senior Vice President — Finance and Administration of Olympia & York Companies (and its successors), a private company that developed New York City’s World Financial Center and London’s Canary Wharf. From 2001 to 2004, Mr. Keating served on the Board of Directors of Price Legacy Corporation, a Real Estate Investment Trust. Mr. Keating also currently serves on the Board of Directors of Plymouth Rubber Company.

Joseph D. Ruffolo, 64 Chairperson — Strategic Planning Committee; Member — Compensation Committee	Mr. Ruffolo has served as a member of our Board of Directors since May 2004. Since 1994, Mr. Ruffolo has managed Ruffolo Benson, LLC, a firm he co-founded, which provides capital for management buyouts and for recapitalizing under-performing companies. From 1974 to 1993, Mr. Ruffolo held various positions with North American Van Lines serving as its Chief Executive Officer from 1987 to 1993. In addition, from 1987 to 1993, Mr. Ruffolo served on the executive management committee of Norfolk Southern Corporation, the parent company of North American Van Lines. Since 1998, Mr. Ruffolo has served as a member of the Board of Directors of Tower Financial Corporation. Since 1999, Mr. Ruffolo has served as a member of the Board of Directors of Steel Dynamics Inc., a producer of carbon steel products.

Laurie M. Shahon, 54 Chairperson — Audit Committee Member — Governance and Nominating Committee	Ms. Shahon has served as a member of our Board of Directors since May 2004. Ms. Shahon is the President of Wilton Capital Group, a firm she founded in 1994 to make private direct investments in venture companies and medium-sized buyout transactions. Ms. Shahon also spent twelve years as an investment banker with Morgan Stanley and Salomon Brothers. Since May 2003, Ms. Shahon has served as a member of the Board of Directors of The Bombay Company, Inc., a home furnishing company.
      Our Board of Directors recommends a vote FOR the election of each of the foregoing nominees for director.
BOARD OF DIRECTORS AND COMMITTEES OF OUR BOARD OF DIRECTORS,
STOCKHOLDER MATTERS AND CODE OF CONDUCT
Board of Directors
      Membership. Our Board of Directors is comprised of seven members. Five directors were elected by the stockholders at the 2005 Annual Meeting. Mr. Greer was appointed by the Board on June 27, 2005. Mr. Keating was appointed to the Board on March 10, 2006 upon the recommendation of Bryant R. Riley, a greater than 5% stockholder of the Company.
      Meetings. During 2005, our Board of Directors held twelve meetings. In 2005, each director attended at least 75% of the meetings of our Board of Directors and of the committees of our Board of Directors of which such director was a member. Mr. Greer was appointed to our Board of Directors on June 27, 2005 and has attended at least 75% of the meetings of our Board of Directors and of the committee of our Board of Directors of which he was a member since his election to our Board of Directors. Mr. Keating was appointed to our Board of Directors on March 10, 2006, and there have been no meetings since his appointment.
      Independence. Our Board of Directors has determined that each of our current directors, except our Chief Executive Officer, is independent within the meaning of our director independence standards, which include the American Stock Exchange, or AMEX, director independence standards and the rules and regulations of the Securities and Exchange Commission, or the SEC, as currently in effect. Furthermore, our Board of Directors has determined that no member of our Board of Directors’ Audit Committee, Compensation Committee or Governance and Nominating Committee has a material relationship with us either directly or as a partner, stockholder or officer of an organization that has a relationship with us.
      Self Assessment. Each year, our Board of Directors and the committees of our Board of Directors each conduct a self-assessment of the performance and execution of their duties as individual directors, as committees of our Board of Directors and as a Board of Directors as a whole. In addition, with the assistance of an independent third party facilitator, the Board of Directors is provided with management’s assessment of their performance as individual directors, as committees of the Board of Directors and as a Board of Directors as a whole.
      Compensation of Directors. Pursuant to our Bylaws, the members of our Board of Directors may be compensated in a manner and at a rate determined from time to time by our Board of Directors. Directors who are our employees do not receive additional compensation for service as a director.
      Our outside director compensation structure is designed to attract and retain directors with the skills and experience necessary to guide us. Pursuant to this structure, each outside director is paid a quarterly retainer fee of $6,250, while the Non-Executive Chairman of our Board of Directors is paid a quarterly retainer fee of $18,750. If an outside director also serves as a Chairperson of a committee of our Board of

Directors, such outside director receives an additional quarterly retainer fee of $1,000. Mr. Gitner has waived his Chairperson fee for service as the Chairperson of the Governance and Nominating Committee and the Strategic Planning Committee.
      Our outside directors are also paid for each meeting of the Board of Directors they attend. Each outside director is paid $2,000 per meeting, other than the Non-Executive Chairman of our Board of Directors who receives $3,000 per meeting. Further, members of committees of our Board of Directors receive $1,000 per meeting, unless they attend an in-person meeting by telephone, in which case they receive $500. In addition, the Chairperson of the committee receives an additional $500 per meeting.
      On September 30, 2005, each outside director, with the exception of Mr. Keating, was granted an annual award of 27,380 restricted stock units. On March 10, 2006, Mr. Keating was awarded 14,444 restricted stock units. The restricted stock units vest quarterly over twelve months, with the exception of the restricted stock units granted to Mr. Keating. Mr. Keating’s restricted stock units vest in two equal installments. The first installment vests on June 30, 2006 and the second installment vests on September 30, 2006. The restricted stock units will be converted into whole shares of common stock equal in number to the vested restricted stock units upon the earlier to occur of (i) the director’s termination of service, (ii) a change of control as defined in the Kitty Hawk 2003 Long Term Equity Incentive Plan (the “Plan”) or (iii) the four year anniversary of the date of grant, provided the outside director is providing services to us from the date of grant to the date of the termination of service, change of control or conversion date.
      Each outside director is required to own a number of our outstanding shares of common stock with a fair market value equal to the director’s annual retainer fee. Each outside director currently satisfies this requirement.
Committees of Our Board of Directors
      During 2005, the material standing committees of our Board of Directors consisted of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.
      Our Board of Directors has determined that all voting members of the material committees of our Board of Directors meet the independence requirements of AMEX, the rules and regulations of the SEC and our Corporate Governance Guidelines, as currently in effect.
      Audit Committee. We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The members of the Audit Committee are Messrs. Gitner and Kaplan and Ms. Shahon (Chairperson).
      The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence. Accordingly, the Audit Committee is responsible for:

•	selecting, overseeing, evaluating and, where appropriate, replacing our independent registered public accounting firm;

•	approving or pre-approving audit and non-audit engagements of our independent registered public accounting firm;

•	reviewing the independent registered public accounting firm;

•	meeting periodically and separately with management and the independent registered public accounting firm;

•	reviewing the conduct and results of our annual audit;

•	reviewing our annual and interim financial statements;

•	reviewing our policies with respect to risk assessment and risk management;

•	reviewing the plans for, scope and results of audit activities;

•	reviewing compliance with our code of business conduct and ethics as well as compliance with major regulatory requirements; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.
      The Audit Committee operates under a formal charter, which is available on our website, www.kittyhawkcompanies.com, by selecting the “Company Information” section and then selecting the “Board of Directors” section. The Audit Committee charter is also attached to this proxy statement as Appendix A. The Audit Committee charter requires the committee to meet at least once per fiscal quarter. In 2005, the Audit Committee met fifteen times.
      The Audit Committee:

•	consists of three non-employee directors, each of whom our Board of Directors believes is fully qualified to monitor the performance of our executive officers, our public disclosures of our financial condition and performance, our internal accounting operations and our independent registered public accountants; and

•	has the ability, in its sole discretion, to retain independent accountants and legal, financial or other advisors whenever it deems appropriate.
      Our Board of Directors does not believe it is necessary at this time to name an “audit committee financial expert” as that term is defined in the instructions to Item 401(h) of Regulation S-K promulgated under the Exchange Act.
      The Audit Committee Report is included below under the heading “Audit Committee Report.”
      Compensation Committee. Our current members of the Compensation Committee are Messrs. Gitner, Kaplan (Chairperson) and Ruffolo.
      The Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers and directors, including cash and stock compensation programs, benefits and other programs. Accordingly, the Compensation Committee is responsible for:

•	approving and reviewing with our Board of Directors executive compensation philosophy and objectives;

•	evaluating the performance of the Chief Executive Officer and other officers in light of approved performance goals and objectives;

•	setting the compensation of the Chief Executive Officer and other elected officers based upon the evaluation of the performance of the Chief Executive Officer and the other elected officers;

•	reviewing and recommending changes to existing incentive compensation and equity-based plans and recommending any new plans;

•	approving and reviewing employment agreements, severance agreements, salary changes, incentive plan payouts and stock grants for our officers; and

•	approving and reviewing director compensation, including retainer fees, board and committee meeting fees and equity compensation.
      The Compensation Committee operates under a formal charter, which is available on our website, www.kittyhawkcompanies.com, by selecting the “Company Information” section and then selecting the “Board of Directors” section. In 2005, the Compensation Committee met eleven times.

      The Compensation Committee has retained Frederic W. Cook & Co. to assist in formulating the Plan as well as short and long term cash incentive bonus plans for our management.
      Governance and Nominating Committee. Our Governance and Nominating Committee is comprised of Messrs. Gitner (Chairperson) and Kaplan and Ms. Shahon The committee operates under a formal charter and in accordance with our corporate governance guidelines, both of which are available on our website, www.kittyhawkcompanies.com, by selecting the “Company Information” section and then selecting the “Board of Directors” section.
      Our Governance and Nominating Committee is responsible for:

•	recommending candidates to serve on our Board of Directors;

•	evaluating the qualifications of each candidate for election to our Board of Directors against the independence requirements set forth in the Governance and Nominating Committee charter;

•	recommending the slate of directors to be nominated for election at our Annual Meeting;

•	recommending directors to fill vacancies on our Board of Directors;

•	recommending and reviewing the establishment of, the responsibilities of and the qualifications for membership on committees of our Board of Directors;

•	advising our Board of Directors on all matters concerning directorship practices;

•	maintaining, and recommending to our Board of Directors modifications or amendments to, our corporate governance guidelines;

•	overseeing the establishment, review and maintenance of an orientation program for our new directors;

•	developing and overseeing an annual self-assessment of our Board of Directors;

•	reviewing the adequacy of the independence requirements set forth in the Governance and Nominating Committee Charter; and

•	reassessing, on at least an annual basis, the adequacy of the Governance and Nominating Committee’s charter.
      Our Governance and Nominating Committee is required to meet at least twice annually. In 2005, the Governance and Nominating Committee met three times. The committee acted unanimously in recommending the nomination of the directors, subject to stockholder approval, as discussed in “Election of Directors” above.
      Our Governance and Nominating Committee periodically reviews our corporate governance practices and compares them to emerging best practices and changes in law and applicable regulations. Our Governance and Nominating Committee understands the importance of good corporate governance and takes steps to update our practices as appropriate.
      Process of Identifying and Evaluating Director Nominees. The Governance and Nominating Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers potential candidates for director that come to the attention of the committee through current members of our Board of Directors, stockholders (as described below) or other persons.
      Additionally, the Governance and Nominating Committee has the authority to retain at our expense a search firm to help the committee fulfill its responsibility of identifying candidates for Board of Director membership. The committee has the sole authority to retain a search firm and to approve any such firm’s reasonable fees and other terms of retention. During 2005, the Governance and Nominating Committee retained an external expert relating to the addition of Mr. Greer to our Board of Directors.

      Candidates for our Board of Directors are evaluated at regular or special meetings of the Governance and Nominating Committee throughout the year, and each candidate — whether identified by the committee, by our stockholders or otherwise — will be evaluated using the same standards as the committee and in the same manner by the committee.
      If, based on the Governance and Nominating Committee’s initial evaluation, a candidate continues to be of interest to the committee, the Chairperson of the Governance and Nominating Committee will interview and evaluate the candidate and communicate such evaluation to the other Governance and Nominating Committee members, the Non-Executive Chairman of our Board of Directors, and our President and Chief Executive Officer. Later reviews of the candidate will be conducted by other members of the Governance and Nominating Committee. Ultimately, background and reference checks will be conducted and the Governance and Nominating Committee will meet to finalize its list of recommended candidates for our Board of Directors’ consideration.
      The nominations process described above and the minimum criteria for nominating directors described below is intended to provide a flexible set of guidelines for the effective functioning of our director nominations process. The Governance and Nominating Committee intends to review the nominations process and minimum criteria for nominating directors at least annually and anticipates that modifications will be necessary from time to time as our needs and circumstances evolve and as applicable legal or listing standards change. The Governance and Nominating Committee may amend the nominations process and minimum criteria for nominating directors at any time.
      Minimum Criteria for Nominating Directors. The Governance and Nominating Committee charter sets forth certain specific, minimum qualifications that an individual must possess to be recommended by the committee to our full Board of Directors. Candidates nominated for election or reelection by the committee to our Board of Directors must:

•	possess high personal and professional ethics, integrity and values and mature judgment;

•	have the depth of experience and the availability to perform as a board member along with a balance of business interests and experience comparable to, or exceeding, our incumbent or other nominated directors;

•	be prepared to represent the best interests of all of our stockholders and not just one particular constituency;

•	not have, or not have a family member who has, any material personal, financial or professional interest in any of our present or potential competitors; and

•	be prepared to participate fully in Board of Directors activities, including active membership on at least one committee of our Board of Directors (subject to any independence requirements of the SEC, any exchange or quotation system on which our securities are listed or quoted, and our corporate governance guidelines) and attendance at, and active participation in, meetings of our Board of Directors and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit his or her ability to do so.
      The above criteria are minimum qualifications and, ultimately, the Governance and Nominating Committee will recommend to our full Board of Directors individuals whom the committee believes will be effective, along with the other members of our Board of Directors, in serving the long-term interests of our stockholders. Candidates are also evaluated based on their background and the need for any required expertise on our full Board of Directors or one of its committees at any particular time.
Stockholder Recommendations of Director Candidates to the Nominating and Corporate Governance Committee
      As discussed above, the Governance and Nominating Committee will consider individuals recommended by our stockholders to serve on our Board of Directors. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee may do so by submitting a written recommendation to: Director Nominations, c/o Corporate Secretary at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.
      Submissions must include:

•	the name and address, as they appear in our records, of the record stockholder recommending such individual and the name and address of the beneficial owner, if any, on whose behalf the recommendation is made;

•	the class and number of shares of our capital stock that are owned beneficially and of record by such record stockholder and by the beneficial owner, if any, on whose behalf the recommendation is made;

•	any material interest or relationship that such recommending record stockholder and/or the beneficial owner, if any, may respectively have with the recommended individual;

•	biographical information concerning the recommended individual, including age and employment history (including employer names and a description of the employer’s business);

•	all previous and current directorships, or similar positions, held by the recommended individual; and

•	any other information that the stockholder believes would aid the Governance and Nominating Committee in its evaluation of the recommended individual.
      The submission must be accompanied by a written consent of the individual recommended to stand for election if nominated by our Board of Directors and to serve if elected by our stockholders. In accordance with our Bylaws, recommendations for nominations for our 2007 Annual Meeting of Stockholders must be received not more than 180 days nor less than 90 days before the first anniversary of the 2006 Annual Meeting of Stockholders, to assure time for meaningful consideration and evaluation of all potential nominees by our Nomination and Corporate Governance Committee. In the event that the date we set for our 2007 Annual Meeting of Stockholders is not within 30 days of the one year anniversary of our 2006 Annual Meeting of Stockholders, recommendations for nominations made by a stockholder must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made.
Stockholder Communications with Board of Directors and Committees
      Any stockholder who desires to make his or her concerns known to an individual director, a committee of our Board of Directors or our entire Board of Directors may do so by e-mail to our Board of Directors at bod@kha.com or by mail to: Board of Directors at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261. Our Secretary will forward all stockholder communication, other than communication that is not properly directed or is frivolous, to the director, the specific committee or the entire Board of Directors, as requested in the communication.
      Any communications to us from one of our officers or directors will not be considered “stockholder communications.” Communications to us from one of our employees or agents will only be considered “stockholder communications” if they are made solely in such employee’s or agent’s capacity as a stockholder. Any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, as amended, will not be viewed as “stockholder communications.”
      Our directors are strongly encouraged to attend our Annual Meetings of Stockholders. In 2005, all of our current directors attended the 2005 Annual Meeting of Stockholders, with the exception of Messrs. Greer and Keating. Messrs. Greer and Keating each became a director of the Company subsequent to our 2005 Annual Meeting of Stockholders.

Code of Ethics
      We have adopted a Code of Business Ethics and Conduct Policy applicable to all of our employees, which is a “code of ethics” as defined by applicable rules of the SEC. The code is available on our website, www.kittyhawkcompanies.com, by selecting the “Company Information” section and then selecting the “Business Ethics and Conduct” section. If we make any amendments to this code other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this code to our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC. Any stockholder who wishes to obtain a copy of our code of ethics may obtain one by submitting a written request to us at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table presents information known to us about the beneficial ownership of our common stock as of March 31, 2006, by:

•	each person or entity whom we know to own beneficially more than 5% of our common stock;

•	each of our Chief Executive Officer and our four other most highly compensated executive officers as of December 31, 2005;

•	each of our directors; and

•	all of our directors and executive officers as of March 31, 2006 as a group.
      For purposes of this proxy solicitation statement, Robert W. Zoller, Jr., James R. Kupferschmid, Toby Skaar, Robert Barron and Steven E. Markhoff are referred to in this proxy solicitation statement as our “named executive officers.”
      The number and percentage of shares of common stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and also any shares of common stock underlying stock options and warrants that are exercisable by that person within sixty days of March 31, 2006. However, shares underlying such stock options and warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

      Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting and investment power over the shares shown as beneficially owned by that person. Percentage of beneficial ownership is based on 50,634,594 shares of common stock outstanding as of March 31, 2006.
      Unless otherwise indicated in the footnotes, the address for each listed person is c/o Kitty Hawk, Inc., 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.

	Shares Beneficially Owned

	Number	Percentage

Directors and Executive Officers:
Robert Barron(1)(2)	276,500	*
Gerald L. Gitner(1)	231,130	*
Raymond B. Greer(1)	37,380	*
Myron Kaplan(1)(3)	210,380	*
Melvin L. Keating(1)	42,344	*
James R. Kupferschmid(1)(4)	150,000	*
Steven E. Markhoff(1)(5)	366,500	*
Joseph D. Ruffolo(1)	89,780	*
Laurie Shahon(1)	88,380	*
Toby Skaar(1)(6)	222,750	*
Robert W. Zoller, Jr.(1)(7)	1,123,500	2.22%
All current directors and executive officers as a group:
(12 persons)	3,050,144	6.02
Beneficial Owners of More Than 5%:
Lloyd I. Miller, III(8)(9)	12,808,302	22.45
Bryant R. Riley(8)(10)	7,543,448	14.18
Bonanza Master Fund, Ltd.(8)(11)	6,205,405	11.39
Paul J. Solit(8)(12)	5,140,693	9.22
Resurgence Asset Management, L.L.C.(8)(13)	4,340,765	8.41
Tontine Capital Partners, L.P.(8)(14)	4,175,200	8.25
Dane Andreeff(8)(15)	3,806,489	7.52
Gryphon Master Fund, L.P.(8)(16)	3,518,435	6.95
Everest Capital Limited(8)(17)	3,167,000	6.25

*	Less than one percent

(1)	Beneficially owned shares may include stock options that are currently exercisable. The shares deliverable upon the exercise of such options, however, might not be vested. A beneficial owner who exercises a stock option for shares that have not yet vested will receive restricted stock for the unvested portion of the option, which restricted stock will vest on the same schedule as the stock option.

(2)	Includes 191,250 shares of common stock that may be acquired by Mr. Barron within 60 days of March 31, 2006, through the exercise of stock options.

(3)	Securities are issued in the name of Mr. Kaplan, and Mr. Kaplan holds such securities for the benefit of Kleinberg, Kaplan, Wolff & Cohen, P.C., a law firm in which Mr. Kaplan is a named partner.

(4)	Includes 150,000 shares of common stock that may be acquired by Mr. Kupferschmid within 60 days of March 31, 2006, through the exercise of stock options.

(5)	Consists of 143,750 shares of common stock that may be acquired by Mr. Markhoff within 60 days of March 31, 2006, through the exercise of stock options.

(6)	Consists of 88,750 shares of common stock that may be acquired by Mr. Skaar within 60 days of March 31, 2006, through the exercise of stock options.

(7)	Includes 444,166 shares of common stock that may be acquired by Mr. Zoller within 60 days of March 31, 2006, through the exercise of stock options.

(8)	The information regarding beneficial ownership of our common stock is included in reliance on reports filed by such entities with the SEC or is based on information provided to us by such entities, except that the percentage is based upon calculations made by us in reliance upon the number of shares of our common stock reported to be beneficially owned by such entities in such reports.

(9)	Lloyd I. Miller, III, or Miller, is: (i) the investment advisor to the trustee of Trust A-4 — Lloyd I. Miller and Trust C — Lloyd I. Miller; (ii) the manager of Milfam LLC, an Ohio limited liability company, which is the managing general partner of Milfam I L.P., a Georgia limited partnership, and Milfam II L.P., a Georgia limited Partnership; and (iii) the custodian to certain accounts created pursuant to the Florida Uniform Gift to Minors Act for Alexandra Miller (“Alexandra UGMA”) and Lloyd I. Miller, IV (“Lloyd IV UGMA”). Miller beneficially owns 12,808,302 shares of common stock, consisting of: (i) 2,739,842 shares owned of record by Trust A-4 — Lloyd I. Miller; (ii) 250,000 shares owned of record by Trust C — Lloyd I. Miller; (iii) 709,343 shares owned of record by Milfam I L.P.; (iv) 5,191,712 shares owned of record by Milfam II L.P. (which includes warrants to purchase 487,805 shares of common stock and 2,000 shares of Series B Redeemable Preferred Stock convertible into 2,082,465 shares of common stock); (v) 30,000 shares owned by Alexandra UGMA; (vi) 32,000 shares owned by Lloyd IV UGMA; and (vii) 3,855,405 shares owned by Miller directly (which includes warrants to purchase 731,707 shares of common stock and 3,000 shares of Series B Redeemable Preferred Stock which is convertible into 3,123,698 shares of common stock). PNC Bank, N.A. is the trustee of both Trust A-4 — Lloyd I. Miller and Trust C — Lloyd I. Miller and as such, PNC Bank, N.A. may be deemed to beneficially own the shares of common stock currently owned by Trust A-4 — Lloyd I. Miller and Trust C — Lloyd I. Miller and any shares that may be purchased by Trust A-4 — Lloyd I. Miller and Trust C — Lloyd I. Miller upon the exercise of warrants held by them. PNC Bank, N.A. disclaims such beneficial ownership. The principal address of Lloyd I. Miller, III is 4550 Gordon Drive, Naples, Florida 34102.

(10)	Bryant R. Riley, or Riley, is (i) the Chairman and CEO of B. Riley & Co., Inc., a member broker-dealer of the NASD, Inc.; (ii) manager of Riley Investment Management, LLC, which is the general partner of SACC Partners LP; and (iii) a trustee for B. Riley & Co. Retirement Trust. Riley beneficially owns 7,543,448 shares of common stock, consisting of: (i) 6,974,112 shares beneficially owned by SACC Partners LP (which includes warrants to purchase 426,829 shares of common stock and 1,750 shares of Series B Redeemable Preferred Stock convertible into 1,822,157 shares of common stock); (ii) 351,284 shares beneficially owned by B. Riley & Co. Retirement Trust (which includes warrants to purchase 60,976 shares of common stock and 250 shares of Series B Redeemable Preferred Stock convertible into 260,308 shares of common stock); and (iii) 218,052 shares beneficially owned by B. Riley & Co., Inc. Tom Kelleher as (i) the President of B. Riley & Co., Inc.; (ii) manager of Riley Investment Management, LLC, which is the general partner of SACC Partners LP; and (iii) a trustee for B. Riley & Co. Retirement Trust may be deemed to share beneficial ownership of the shares of common stock beneficially owned or acquired by B. Riley & Co., Inc., SACC Partners LP and B. Riley & Co. Retirement Trust, respectively. Mr. Kelleher disclaims any such beneficial ownership. The principal business address of Bryant R. Riley is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

(11)	Bonanza Master Fund, Ltd. (“BMF”) beneficially owns 6,205,405 shares of common stock (which includes warrants to purchase 731,707 shares of common stock and 3,000 shares of Series B Redeemable Preferred Stock convertible into 3,123,698 shares of common stock). Bernay Box, as the President of Bonanza Fund Management, Inc., a Texas corporation, which is the general partner of Bonanza Capital, Ltd., a Texas limited partnership, which is the general partner of BMF, may be deemed to share beneficial ownership of shares of common stock beneficially owned by BMF or acquired by BMF. Mr. Box disclaims any such beneficial ownership. The principal business address of BMF is 300 Crescent Court, Suite 250, Dallas, Texas 75201.

(12)	Paul J. Solit, or Solit, is: (i) the Managing Member of Potomac Capital Management LLC, which is the general partner of Potomac Capital Partners LP (“PCPLP”); (ii) the President and sole owner of Potomac Capital Management Inc. (“PCMI”); and (iii) a Director of Potomac Capital International Ltd. (“PCIL”), an international business company formed under the laws of the British Virgin Islands. PCMI is the Investment Manager of (i) PCIL and (ii) Pleiades Investment Partners-R, LP (“Pleiades”), a private investment partnership formed under the laws of the State of Delaware. Solit beneficially owns 5,140,693 shares of common stock, consisting of: (i) 2,238,705 shares beneficially owned by PCPLP (which includes warrants to purchase 424,878 shares of common stock and 1,742 shares of Series B Redeemable Preferred Stock convertible into 1,813,827 shares of common stock); (ii) 1,516,459 shares beneficially owned by Pleiades (which includes warrants to purchase 287,805 shares of common stock and 1,180 shares of Series B Redeemable Preferred Stock convertible into 1,228,654 shares of common stock); and (iii) 1,385,375 shares beneficially owned by PCIL (which includes warrants to purchase 262,927 shares of common stock and 1,078 shares of Series B Redeemable Preferred Stock convertible into 1,122,448 shares of common stock). The principal business address of Paul J. Solit is 825 Third Avenue, 33rd Floor, New York, New York 10022.

(13)	Resurgence Asset Management, L.L.C. (“RAM”) and its affiliates, Resurgence Asset Management International, L.L.C. (“RAMI”) and Re/Enterprise Asset Management, L.L.C. beneficially own in their capacities as investment advisors an aggregate of 4,340,765 shares of our common stock, of which (i) 3,361,120 shares are issued and outstanding and (ii) 979,645 shares may be acquired within 60 days of March 31, 2006 upon the exercise of outstanding warrants. RAM is the general partner and/or sole investment advisor of M.D. Sass Corporate Resurgence Partners, L.P. and M.D. Sass Corporate Resurgence Partners II, L.P. RAMI is the sole investment advisor of M.D. Sass Corporate Resurgence International, Ltd. Re/Enterprise Asset Management, L.L.C. is the sole investment advisor to two employee pension plans and an advisor of M.D. Sass Associates, Inc. Employee Retirement Plan. Re/Enterprise Asset Management, L.L.C. is general partner and sole investment advisor of M.D. Sass Re/Enterprise Portfolio Company, L.P. and M.D. Sass Re/Enterprise II, L.P. Mr. Martin D. Sass serves as Chairman and Chief Executive Officer of RAM, RAMI, M.D. Sass Investors Services, Inc. and Re/Enterprise Asset Management L.L.C., and, in such capacity, may be deemed to beneficially own the shares of our common stock beneficially owned by RAM, RAMI and Re/Enterprise Asset Management L.L.C. In addition, funds which have invested side by side with funds managed by RAM and RAMI beneficially own 99,808 shares. Each of RAM, RAMI and Re/Enterprise Asset Management, L.L.C. disclaims any beneficial ownership of the shares owned by entities it advises. The business address of each of Mr. Sass, RAM, RAMI and Re/ Enterprise Asset Management L.L.C. is 10 New King Street, White Plains, New York 10604.

(14)	Tontine Capital Partners, L.P. beneficially owns an aggregate of 4,175,200 shares of our common stock, all of which are issued and outstanding. The general partner of Tontine Capital Partners, L.P. is Tontine Capital Management, L.L.C., which may be deemed to be the beneficial owner of all of the shares of our common stock beneficially owned by Tontine Capital Partners, L.P. The Managing Member of Tontine Capital Management, L.L.C. is Jeffrey L. Gendell, and he may be deemed the beneficial owner of all of the shares of our common stock beneficially owned by Tontine Capital Partners, L.P. The business address of Tontine Capital Partners, L.P. is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830.

(15)	Dane Andreeff beneficially owns an aggregate of 3,806,489 shares of our common stock. Andreeff Equity Advisors, L.L.C. has shared voting and investment power over such shares of common stock. The principal business address of Dane Andreeff is 450 Laurel Street, Suite 2105, Baton Rouge, Louisiana 70801.

(16)	Gryphon Master Fund, L.P. beneficially owns an aggregate of 3,518,435 shares of our common stock, all of which are issued and outstanding. The general partner of Gryphon Master Fund, L.P. is Gryphon Partners, L.P., which may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. The general partner of Gryphon Partners, L.P. is Gryphon Management Partners, L.P., which may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. The general partner of Gryphon Management Partners, L.P. is Gryphon Advisors, L.L.C., which may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. E.B. Lyon, IV controls Gryphon Advisors, L.L.C. and may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. Each of Gryphon Partners, L.P., Gryphon Management Partners, L.P., Gryphon Advisors, L.L.C. and E.B. Lyon, IV disclaims any beneficial ownership of any of the shares of our common stock owned by Gryphon Master Fund, L.P. The business address for each of Gryphon Master Fund, L.P., Gryphon Partners, L.P., Gryphon Management Partners, L.P., Gryphon Advisors, L.L.C., and E.B. Lyon, IV is 100 Crescent Court, Suite 490, Dallas, Texas 75201.

(17)	Everest Capital Limited beneficially owns an aggregate of 3,167,000 shares of our common stock. Everest Capital Limited has shared voting and investment power over such shares of common stock. Everest Capital Limited is the general partner of Everest Capital Master Fund, L.P. Everest Capital Master Fund, L.P. beneficially owns an aggregate of 3,167,000 shares of our common stock. Everest Capital Master Fund, L.P. has shared voting and investment power over such shares of common stock. The principal business address of Everest Capital Limited and Everest Capital Master Fund, L.P. is The Bank of Butterfield Building, 65 Front Street, 6th Floor, P.O. Box HM 2458, Hamilton HMJX, Bermuda.
COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
Introduction
      During 2005, the Compensation Committee had responsibility for the executive compensation practices and policies of the Company. The current members of the Compensation Committee are Messrs. Gitner, Kaplan (Chairperson) and Ruffolo. Each of our Compensation Committee members qualified as an “outside director” under Section 162(m) of the Internal Revenue Code, or the Code, a “non-employee director” as such term is defined in Rule 16b-3 promulgated under the Exchange Act and an “independent director” as such term is defined by the American Stock Exchange, the rules and regulations of the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines.
      With the exception of the Plan, the members of the Compensation Committee during 2005 were not, and currently are not, eligible to participate in the compensation plans or programs administered by the Compensation Committee.
      The specific duties and responsibilities of the Compensation Committee are described above under “Board of Directors and Committees of Our Board of Directors, Stockholder Matters and Code of Conduct — Committees of Our Board of Directors — Compensation Committee” and in the charter of the Compensation Committee.
      The members of the Compensation Committee hereby submit this Compensation Committee report, which summarizes payments made by the Company to its Chief Executive Officer during 2005 and describe the Compensation Committee’s current executive pay policies. These policies are consistent with advice provided to the Compensation Committee by an executive compensation consultant.

Executive Compensation Philosophy
      The Company’s compensation program is intended to attract, retain and motivate key people necessary to lead the Company to achieve its company-wide or business-unit goals. This underlying principle reflects the Compensation Committee’s belief that executive compensation should seek to align the interests of the Company’s executives with those of its stockholders on both a short-term and long-term basis. The Compensation Committee intends for its executive compensation program to utilize three components: (i) base salary, (ii) short-term, performance based incentives and (iii) long-term compensation in forms such as cash and awards granted pursuant to the Plan. The Compensation Committee believes that by emphasizing these three components, the Company can provide executives with a competitive total compensation package that will allow the Company to retain and attract key executives while also maintaining a reasonable cost structure.
      Key factors affecting the Compensation Committee’s judgment regarding specific executive officer’s compensation include the nature and scope of the executive officer’s responsibilities and his or her effectiveness in leading the Company’s initiatives to increase customer satisfaction, enhance Company growth, and propose, implement and ensure compliance with Company policies. The Compensation Committee also considers the compensation practices and performances of other corporations that are most likely to compete with the Company for the services of its executive officers. In addition, the Company entered into employment agreements with members of senior management in 2004 and 2005 for long-term stability.
Components of Executive Compensation

Base Salary
      Base salaries for the Company’s senior executives are reviewed on an annual basis and determined by a combination of factors including an individual’s experience, level of responsibility, past performance and potential for making significant contributions to our future performance, competitive salary levels within the industry and our specific needs.

Short-Term Incentives
      During 2005, the Board of Directors approved the Kitty Hawk, Inc. 2005 Leadership Performance Plan, or Leadership Performance Plan, a short-term, performance based cash incentive plan. The Leadership Performance Plan provides for eligible employees and executive officers to receive a cash payment if the Company meets certain financial and other performance measures in 2005. No payments pursuant to the Leadership Performance Plan were recommended or made in 2005.

Long-Term Compensation
      We believe that it is important for our executive officers to have an equity stake in the Company because it ensures that the Company’s executive officers have a continuing incentive in the long-term success of the Company. In awarding stock option and restricted stock unit grants, we review the level of equity grants to executives at other similarly situated companies, the awards granted to our other executives, the number of options and restricted stock units currently held by the officer, the allocation of overall share usage attributed to executive officers, the relative proportion of long-term compensation within the total compensation mix and the individual officer’s specific role at the Company. The Plan, which was approved by our stockholders in September 2003, acts as the primary long-term incentive compensation program for our executives. In 2005, the Company issued awards exercisable for up to 1,134,000 shares of the Company’s common stock and 328,900 restricted stock units under the Plan to its executive officers and employees.

Benefits
      Executive officers are eligible to participate in the Company’s standard executive level benefit programs. These programs include medical, disability and life insurance, the leadership performance plan and a qualified retirement program allowed under Section 401(k).
Compensation for the Chief Executive Officer

General
      Mr. Zoller’s overall compensation package is designed to recognize the fact that he bears primary responsibility for effective management and operation of our business, the development of a successful business plan, the implementation of changes in long-term strategy initiatives to lay the foundation for the Company’s stable and steady growth and increasing stockholder value. Accordingly, when evaluating Mr. Zoller’s on-the-job performance with respect to each of the categories of his compensation, the Compensation Committee considers his leadership, his strategic planning for the future of the Company, his dedication and focus on the short-term and long-term interests of the Company and its stockholders, and his professionalism, integrity and competence. None of the factors were given specific relative weight and the factors discussed in “Compensation Committee Report on Executive Compensation — Components of Executive Compensation” also influence the Compensation Committee’s compensation decision.

Base Salary
      Pursuant to the terms of an employment agreement between Mr. Zoller and the Company, Mr. Zoller’s annual base salary is $350,000. Mr. Zoller’s base salary is subject to review by the Compensation Committee on an annual basis in accordance with the factors identified in this report.

Short-Term Incentives
      Mr. Zoller did not receive any short-term incentive payments for 2005.

Long-Term Compensation
      In September 2005, Mr. Zoller was granted (i) an option to purchase 90,000 shares of the Company’s common stock at an exercise price of $1.05 which vest annually over three years and (ii) 33,500 restricted stock units which vest annually over four years. With respect to the restricted stock units, Mr. Zoller may not convert the restricted stock units until the earlier to occur of (i) a change in control as defined in the Plan or (ii) termination of service as defined in the Plan, provided Mr. Zoller is employed by the Company from the date of grant to the date of such change in control or termination of service.
      In the event that Mr. Zoller exercises the stock option for shares that have not yet vested, he will receive restricted stock for the unvested portion of the exercised option, which restricted stock will vest on the same schedule as the stock option.
Other Compensation Matters

Internal Revenue Code Section 162(m)
      In 1994, the Code was amended to add a limitation on the tax deduction a publicly held corporation may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulations are subject to numerous qualifications and exceptions. Gains realized on non-qualified stock options, or incentive stock options that are subject to a “qualifying disposition,” are subject to the tax limitation unless they meet certain requirements. Since our emergence from bankruptcy, we have not been subject to the deductibility limitation and our general policy is to structure our equity based compensation to comply with the exception to the limitation.

      The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

Gerald L. Gitner	Myron Kaplan	Joseph D. Ruffolo
(Chairperson)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      During 2005, Messrs. Gitner, Kaplan and Ruffolo served as members of our Compensation Committee. None of the members of the Compensation Committee was at any time during 2005, or at any other time, one of our officers or employees. No member of the Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
      The following table sets forth the annual and long-term compensation paid or accrued for the benefit of the named executive officers for services rendered to the Company during its last three fiscal years.

					Long-Term
					Compensation Awards
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock Units	Underlying
Name and Principal Position(s)	Year	Salary	Bonus	Compensation(1)	(5)	Options

Robert W. Zoller, Jr.	2005	$350,000	—	$3,645	$35,175	90,000
President and	2004	300,000	$178,500	34,000	—	—
Chief Executive Officer	2003	37,500	—	—	—	1,000,000
Robert Barron(2)	2005	118,846	—	1,200	17,325	110,000
Vice President and	2004	88,269	57,250	—	—	150,000
Chief Operating Officer of	2003	—	—	—	—	—
Kitty Hawk Aircargo, Inc.
James R. Kupferschmid(3)	2005	88,295	—	40,000	—	150,000
Vice President and Chief	2004	—	—	—	—	—
Financial Officer	2003	—	—	—	—	—
Steven E. Markhoff(4)	2005	200,000	—	6,000	17,325	50,000
Vice President Strategic	2004	200,000	98,750	—	—	—
Planning, General Counsel and	2003	115,869	—	—	—	300,000
Corporate Secretary
Toby Skaar	2005	180,000	—	—	17,325	45,000
Vice President and	2004	160,000	120,275	—	—	—
Chief Operating Officer of	2003	149,792	—	—	—	300,000
Kitty Hawk Cargo, Inc.

(1)	Represents matching contributions made by us under the terms of our 401(k) plan. In addition, Mr. Zoller received $30,000 in 2004, in accordance with his employment agreement, for reimbursement of moving expenses incurred in 2002. Mr. Kupferschmid received $40,000 in 2005, in accordance with his employment agreement, for reimbursement of moving expenses incurred in 2005.

(2)	Mr. Barron joined us in May 2004 as the Vice President of Maintenance and Engineering and was promoted to Vice President and Chief Operating Officer of Kitty Hawk Aircargo, Inc., our airline subsidiary, in July 2005.

(3)	Mr. Kupferschmid joined us in July 2005.

(4)	Mr. Markhoff joined us in June 2003. From March 2003 until June 2003, Mr. Markhoff served as a consultant to the Company and as our corporate secretary.

(5)	The grants of restricted stock units in 2005 were made pursuant to the Plan. Restricted stock units vest annually over four years. Recipients of restricted stock units are not entitled to receive any dividends. The dollar amounts shown for 2005 were based upon a price of $1.05 per share, the closing market price of common stock on September 30, 2005, the grant date. As of December 31, 2005, the aggregate number of shares of restricted common stock and their value (based upon a price of $1.06 per share, the closing market price of common stock on December 31, 2005) held by each named executive officer were as follows: Mr. Zoller, 33,500 restricted stock units valued at $35,510; Mr. Barron, 16,500 restricted stock units valued at $17,490; Mr. Markhoff, 16,500 restricted stock units valued at $17,490; Mr. Skaar, 16,500 restricted stock units valued at $17,490. Of Mr. Zoller’s 33,500 restricted stock units, 8,375 will vest on each of September 30, 2006, September 30, 2007 and September 30, 2008. Of Mr. Barron’s 16,500 restricted stock units, 4,125 will vest on each of September 30, 2006, September 30, 2007 and September 30, 2008. Of Mr. Markhoff’s 16,500 restricted stock units, 4,125 will vest on each of September 30, 2006, September 30, 2007 and September 30, 2008. Of Mr. Skaar’s 16,500 restricted stock units, 4,125 will vest on each of September 30, 2006, September 30, 2007 and September 30, 2008. The restricted stock units automatically convert into shares of common stock upon the earlier to occur of (i) termination of service as an employee or (ii) a Change of Control (as defined in the Plan). In the case of a conversion resulting from a termination of service as an employee (other than as a result of death), if the employee is a “specified employee” as defined in Section 409A of the Code, the conversion will instead occur on the earlier of (i) six months from the date of termination of service and (ii) the employee’s death.
Employment and Severance Agreements
      Robert W. Zoller, Jr. Robert W. Zoller, Jr. is employed pursuant to a December 13, 2004 employment agreement with us. Mr. Zoller is our President and Chief Executive Officer. The employment agreement replaces and supercedes a term sheet dated October 29, 2002, which previously governed Mr. Zoller’s three-year employment relationship with us that had a term ending on November 5, 2005. The employment agreement has a three-year term commencing on November 1, 2004, with automatic renewals after November 1, 2007 for successive one-year terms, subject to earlier termination by either party for any reason.
      Compensation and Benefits. Under the employment agreement, Mr. Zoller is entitled to an annual base salary of $350,000, effective January 1, 2005. Mr. Zoller’s annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of the Board of Directors. We may not decrease Mr. Zoller’s salary during the term of the employment agreement. In addition, Mr. Zoller is eligible to receive an annual cash performance bonus, or Target Bonus, based on the achievement of annual performance goals to be determined annually by the Compensation Committee of the Board of Directors of at least 60% of his then current annual base salary. Mr. Zoller is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Board of Directors and any benefit programs adopted by us for the benefit of its executive officers.
      Effect of Termination. Under the employment agreement, if Mr. Zoller’s employment is terminated by us other than for “Cause” or by us not renewing the employment agreement or by Mr. Zoller for “Good Reason,” Mr. Zoller is generally entitled to receive:

•	twelve months of his annual base salary in effect on the date of termination, reduced in the case of our election to not renew the employment agreement by certain remuneration earned by Mr. Zoller in the twelve months following termination;

•	the average of the annual performance bonuses paid to Mr. Zoller for the two years preceding the year in which he is terminated;

•	a pro-rated bonus for the year of termination equal to (i) the bonus Mr. Zoller would have earned for such year had he been employed by us through the end of the year, multiplied by (ii) the percentage of the year of termination that Mr. Zoller was employed by us; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Zoller’s incentive stock option agreements and his restricted stock unit agreement would immediately vest and become exercisable and any future equity based awards granted to Mr. Zoller would become immediately fully vested and exercisable. In addition, we would also continue to provide Mr. Zoller with life and disability insurance, medical, vision and dental coverage and other health and welfare benefits for up to twelve months following separation.
      If Mr. Zoller’s employment with us is terminated by reason of death or disability, by Mr. Zoller without Good Reason, by Mr. Zoller not renewing the term of the employment agreement or by us for Cause, Mr. Zoller is generally entitled to receive his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if Mr. Zoller terminates the employment agreement without Good Reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if Mr. Zoller’s employment with us is terminated by reason of death or disability, he will receive the pro-rated bonus.
      Effect of a Change of Control. In the event of a “Change of Control,” the term of the employment agreement automatically renews for an additional year period, the “Change of Control Period”, and then automatically renews for successive one year periods, subject to earlier termination. If during the Change of Control Period, Mr. Zoller terminates his employment for Good Reason or we terminate his employment without Cause, Mr. Zoller is generally entitled to receive:

•	a lump sum payment equal to twenty-four months of his annual base salary in effect on the date of termination;

•	twice the average of the annual performance bonuses paid to Mr. Zoller for the two years preceding the year in which he is terminated;

•	the Pro-Rated Bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Zoller’s July 30, 2003 incentive stock option agreement and any future equity based awards granted to Mr. Zoller would become immediately fully vested and exercisable. In addition, we would also continue to provide Mr. Zoller with life and disability insurance, medical, vision and dental coverage and other health and welfare benefits for up to twenty-four months following separation.
      Gross Up Payment. In the event that any payment, award, benefit or distribution by us or any entity which effectuates a Change in Control to or for the benefit of Mr. Zoller is subject to the excise tax imposed by Section 4999 of the Code, we will provide Mr. Zoller with a gross-up payment intended to eliminate Mr. Zoller’s liability for the excise tax, subject to certain qualifications and limitations.
      Robert Barron. On June 1, 2005, Robert Barron entered into an employment agreement with us. Pursuant to the employment agreement, we employ Mr. Barron as the Vice President and Chief Operating Officer of Kitty Hawk Aircargo, Inc. The employment agreement replaces and supercedes any existing contractual employment arrangements between us and Mr. Barron. The employment agreement has a two-year term commencing as of June 1, 2005, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason.

      Compensation and Benefits. Under the employment agreement, Mr. Barron is entitled to an annual base salary of $150,000. Thereafter, his annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of our Board of Directors. We may not decrease the salary of Mr. Barron during the term of his employment agreement. In addition, Mr. Barron is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee of our Board of Directors. He is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by our Board of Directors and any benefit programs adopted by us for the benefit of its executive officers.
      Effect of Termination. Under the employment agreement, if employment is terminated by us other than for “Cause” or by us not renewing the employment agreement or by Mr. Barron for “Good Reason”, he is generally entitled to receive:

•	six months of the annual base salary in effect on the date of termination or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the nine months following termination;

•	a pro-rated bonus for the year of termination equal to (i) the bonus he would have earned for such year if he was employed by us through the end of the year, multiplied by (ii) the percentage of the year of termination that he was employed by us; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Barron’s September 30, 2005 incentive stock option agreement that would have vested during the twelve months following the separation date if Mr. Barron had remained employed by us would immediately vest and become exercisable and any other equity based awards granted to the executive would become immediately fully vested and exercisable. In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Mr. Barron for up to nine months following separation. Further, if after nine months following termination other than for Cause or by Mr. Barron for Good Reason, Mr. Barron demonstrates that he has used best efforts to obtain alternative employment, but has not secured alternative employment, he may be paid up to three additional months of the annual base salary in effect on the date of termination and may receive up to three additional months of insurance benefits, so long as he remains unemployed.
      If employment with us is terminated by reason of death or disability, by Mr. Barron without Good Reason, by Mr. Barron not renewing the term of the employment agreement or by us for Cause, he is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if he terminates the employment agreement without Good Reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, he will receive the pro-rated bonus.
      Effect of a Change of Control. In the event of a “Change of Control,” the term of the employment agreement automatically renews for an additional one year period and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change of Control Period, Mr. Barron terminates his employment for Good Reason or we terminate his employment without Cause, Mr. Barron is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the pro-rated bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

      In addition to the foregoing, the options under Mr. Barron’s September 30, 2005 incentive stock option agreement and any other equity based awards granted to him would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Mr. Barron for up to six months following separation.
      Other Protective Provisions. Under the employment agreement, Mr. Barron is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.
      James R. Kupferschmid. On July 11, 2005, Mr. Kupferschmid entered into an employment agreement with us. Pursuant to the employment agreement, we employ Mr. Kupferschmid as our Vice President and Chief Financial Officer. The employment agreement replaces and supercedes any existing contractual employment arrangements between us and Mr. Kupferschmid. The employment agreement has a two-year term commencing on July 11, 2005, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason.
      Compensation and Benefits. Under the employment agreement, Mr. Kupferschmid is entitled to an annual base salary of $185,000. Thereafter, his annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of the Board of Directors. Based upon Mr. Kupferschmid’s performance, effective January 1, 2006, his annual base salary was increased to $200,000. We may not decrease the salary of Mr. Kupferschmid during the term of his employment agreement. In addition, Mr. Kupferschmid is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee of the Board of Directors. He is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Board of Directors and any benefit programs adopted by us for the benefit of its executive officers.
      Effect of Termination. Under the employment agreement, if employment is terminated by us other than for “Cause” or by us not renewing the employment agreement or by Mr. Kupferschmid for “Good Reason,” he is generally entitled to receive:

•	nine months of the annual base salary in effect on the date of termination or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the nine months following termination;

•	a pro-rated bonus for the year of termination equal to (i) the bonus he would have earned for such year if he was employed by us through the end of the year, multiplied by (ii) the percentage of the year of termination that he was employed by us; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Kupferschmid’s July 11, 2005 incentive stock option agreement that would have vested during the twelve months following the separation date if Mr. Kupferschmid had remained employed by us would immediately vest and become exercisable and any future equity based awards granted to the executive would become immediately fully vested and exercisable. In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Mr. Kupferschmid for up to nine months following separation. Further, if after nine months following termination other than for Cause or by Mr. Kupferschmid for Good Reason, Mr. Kupferschmid demonstrates that he has used best efforts to obtain alternative employment, but has not secured alternative employment, he may be paid up to three additional months of the annual base salary in effect on the date of termination and may receive up to three additional months of insurance benefits, so long as he remains unemployed.
      If employment with us is terminated by reason of death or disability, by Mr. Kupferschmid without Good Reason, by Mr. Kupferschmid not renewing the term of the employment agreement or by us for Cause, he is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if he terminates the employment agreement without

Good Reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, he will receive the pro-rated bonus.
      Effect of a Change of Control. In the event of a “Change of Control,” the term of the employment agreement automatically renews for an additional one year period and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change of Control Period, Mr. Kupferschmid terminates his employment for Good Reason or we terminate his employment without Cause, Mr. Kupferschmid is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the pro-rated bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Kupferschmid’s incentive stock option agreement and any future equity based awards granted to him would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Mr. Kupferschmid for up to nine months following separation.
      Other Protective Provisions. Under the employment agreement, Mr. Kupferschmid is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.
      Steven E. Markhoff. On December 17, 2004, Steven E. Markhoff entered into an employment agreement with us. Pursuant to the employment agreement, we employ Mr. Markhoff as our Vice President Strategic Planning and General Counsel. The employment agreement replaces and supercedes any existing contractual employment arrangements between us and Mr. Markhoff. The employment agreement has a two-year term commencing as of December 14, 2004, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason.
      Compensation and Benefits. Under the employment agreement, Mr. Markhoff is entitled to an annual base salary of $200,000. Thereafter, his annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of Board of Directors. We may not decrease the salary of Mr. Markhoff during the term of his employment agreement. In addition, Mr. Markhoff is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee of the Board of Directors. He is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Board of Directors and any benefit programs adopted by us for the benefit of its executive officers.
      Effect of Termination. Under the employment agreement, if employment is terminated by us other than for “Cause” or by us not renewing the employment agreement or by Mr. Markhoff for “Good Reason,” he is generally entitled to receive:

•	nine months of the annual base salary in effect on the date of termination or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the nine months following termination;

•	a pro-rated bonus for the year of termination equal to (i) the bonus he would have earned for such year if he was employed by us through the end of the year, multiplied by (ii) the percentage of the year of termination that he was employed by us; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

      In addition to the foregoing, the options under Mr. Markhoff’s July 30, 2003 incentive stock option agreement that would have vested during the twelve months following the separation date if Mr. Markhoff had remained employed by us would immediately vest and become exercisable and any future equity based awards granted to the executive would become immediately fully vested and exercisable. In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Mr. Markhoff for up to nine months following separation. Further, if after nine months following termination other than for Cause or by Mr. Markhoff for Good Reason, Mr. Markhoff demonstrates that he has used best efforts to obtain alternative employment, but has not secured alternative employment, he may be paid up to three additional months of the annual base salary in effect on the date of termination and may receive up to three additional months of insurance benefits, so long as he remains unemployed.
      If employment with us is terminated by reason of death or disability, by Mr. Markhoff without Good Reason, by Mr. Markhoff not renewing the term of the employment agreement or by us for Cause, he is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if he terminates the employment agreement without Good Reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, he will receive the pro-rated bonus.
      Effect of a Change of Control. In the event of a “Change of Control,” the term of the employment agreement automatically renews for an additional one year period and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change of Control Period, Mr. Markhoff terminates his employment for Good Reason or we terminate his employment without Cause, Mr. Markhoff is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the pro-rated bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Markhoff’s July 20, 2003 incentive stock option agreement and any future equity based awards granted to him would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Mr. Markhoff for up to nine months following separation.
      Other Protective Provisions. Under the employment agreement, Mr. Markhoff is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.
      Toby J. Skaar. On December 17, 2004, Toby J. Skaar entered into an employment agreement with us. Pursuant to the employment agreement, we employ Mr. Skaar as the Vice President and Chief Operating Officer of Kitty Hawk Cargo, Inc. The employment agreement replaces and supercedes any existing contractual employment arrangements between us and Mr. Skaar. The employment agreement has a two-year term commencing as of December 14, 2004, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason.
      Compensation and Benefits. Under the employment agreement, Mr. Skaar is entitled to an annual base salary of $180,000. Thereafter, his annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of our Board of Directors. We may not decrease the salary of Mr. Skaar during the term of his employment agreement. In addition, Mr. Skaar is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee of our Board of Directors. He is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by our Board of Directors and any benefit programs adopted by us for the benefit of its executive officers.
      Effect of Termination. Under the employment agreement, if employment is terminated by us other than for “Cause” or by us not renewing the employment agreement or by Mr. Skaar for “Good Reason”, he is generally entitled to receive:

•	nine months of the annual base salary in effect on the date of termination or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the nine months following termination;

•	a pro-rated bonus for the year of termination equal to (i) the bonus he would have earned for such year if he was employed by us through the end of the year, multiplied by (ii) the percentage of the year of termination that he was employed by us; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Skaar’s incentive stock option agreements and restricted stock unit agreement that would have vested during the twelve months following the separation date if Mr. Skaar had remained employed by us would immediately vest and become exercisable and any future equity based awards granted to the executive would become immediately fully vested and exercisable. In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Mr. Skaar for up to nine months following separation. Further, if after nine months following termination other than for Cause or by Mr. Skaar for Good Reason, Mr. Skaar demonstrates that he has used best efforts to obtain alternative employment, but has not secured alternative employment, he may be paid up to three additional months of the annual base salary in effect on the date of termination and may receive up to three additional months of insurance benefits, so long as he remains unemployed.
      If employment with us is terminated by reason of death or disability, by Mr. Skaar without Good Reason, by Mr. Skaar not renewing the term of the employment agreement or by us for Cause, he is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if he terminates the employment agreement without Good Reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, he will receive the pro-rated bonus.
      Effect of a Change of Control. In the event of a “Change of Control,” the term of the employment agreement automatically renews for an additional one year period and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change of Control Period, Mr. Skaar terminates his employment for Good Reason or we terminate his employment without Cause, Mr. Skaar is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the pro-rated bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Skaar’s incentive stock option agreement and restricted stock unit agreement and any future equity based awards granted to him would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Mr. Skaar for up to nine months following separation.
      Other Protective Provisions. Under the employment agreement, Mr. Skaar is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.

OPTION GRANTS IN 2005
      The following table provides information regarding the grant of stock options to each of the named executive officers in 2005.

	Individual Grants				Potential Realizable
					Value at Assumed
		Percent of Total			Annual Rates of Stock
	Number of	Options			Price Appreciation for
	Securities	Granted to	Exercise		Option Term(1)
	Underlying Options	Employees in	Price per	Expiration
Name	Granted	Fiscal 2005	Share	Date	5%	10%

Robert W. Zoller, Jr.	90,000	7.9%	$1.05	09/30/15	$59,431	$150,609
Robert Barron	50,000	4.4	1.14	06/07/15	35,847	90,843
	60,000	5.3	1.05	09/30/15	39,620	100,406
James R. Kupferschmid	150,000	13.2	1.17	07/11/15	110,371	279,702
Steven E. Markhoff	50,000	4.4	1.05	09/30/15	33,017	83,671
Toby Skaar	45,000	3.9	1.05	07/30/15	29,715	75,304

(1)	The potential realizable value set forth in the table above illustrates the values that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on our common stock over the term of the option. The use of the assumed 5% and 10% annual rates of stock price appreciation is established by the SEC and is not intended by us to forecast possible appreciation of the price of the shares of our common stock.
AGGREGATED OPTION EXERCISES IN 2005
AND DECEMBER 31, 2005 OPTION VALUES
      The following table provides information regarding the exercise of options by each of the named executive officers during 2005 and the number of unexercised options held at December 31, 2005 by each of the named executive officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at December 31, 2005		December 31, 2005(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable

Robert W. Zoller, Jr.	35,000	$38,500	1,040,000	—	$722,900	—
Robert Barron	—	—	260,000	—	600	—
James R. Kupferschmid	—	—	150,000	—	0	—
Steven E. Markhoff	—	—	350,000	—	228,500	—
Toby Skaar	—	—	206,250	—	123,000	—

(1)	Based upon a per share price of $1.06, the closing price of our common stock on December 31, 2005, multiplied by the number of shares of our common stock issuable upon exercise of these options.

(2)	Although all of the stock options listed in the table were exercisable as of December 31, 2005, a portion of the shares of our common stock that were deliverable upon the exercise of such options by each named executive officer were not vested. A beneficial owner who exercises a stock option for shares that have not yet vested will receive restricted stock for the unvested portion of the option. The shares of restricted stock will vest on the same schedule as the stock option.

EQUITY COMPENSATION PLAN INFORMATION
      The following table sets forth information as of December 31, 2005 with respect to compensation plans under which shares of our common stock may be issued:

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to Be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in the First Column)

Equity compensation plans approved by security holders	4,545,727	$0.45	765,961
Equity compensation plans not approved by security holders	—	—	—

Total	4,545,727	$0.45	765,961

STOCK PERFORMANCE GRAPH
      In connection with our plan of reorganization, all of our common stock and securities exercisable for shares of our common stock issued prior to September 30, 2002 were cancelled without consideration. On September 30, 2002, we emerged from Chapter 11 reorganization and thereafter issued 37,744,655 shares of our common stock. Between the initial issuance of our common stock after our emergence from bankruptcy and September 23, 2003, public trades of our common stock were infrequent, subject to large price volatility and in small volumes. Accordingly, our management does not believe that including a stock performance graph with respect to that time period would provide our stockholders with any meaningful information. The following graph compares the cumulative stockholder return on a share of our common stock versus the cumulative total return on the Russell 2000 Index and the Hemscott Air Delivery/ Freight Services Index. We have selected and included the Hemscott Air Delivery/ Freight Services Index because we are included within this index. The Hemscott Air Delivery/ Freight Services Index is the same index as the Coredata Air Delivery/ Freight Services Index, which was the index we used for comparison in 2004. Coredata Air Delivery/ Freight Services Index has changed its name to Hemscott Air Delivery/ Freight Services Index. The comparison assumes $100 was invested as of September 23, 2003 and all dividends were reinvested.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG KITTY HAWK, INC.,
RUSSELL 2000 INDEX AND HEMSCOTT GROUP INDEX
      The chart above was plotted using the following data:

Company/Index	23-Sep-03	31-Dec-03	31-Dec-04	31-Dec-05

Kitty Hawk, Inc.	$100.00	$380.00	$513.33	$353.33

Hemscott Group Index	100.00	113.37	140.95	149.17

Russell 2000 Index	100.00	114.20	134.17	138.63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Aircraft and Engine Use Agreement
      During 2005, we were parties to an aircraft and engine use agreement with the Kitty Hawk Collateral Liquidating Trust. As of March 31, 2006, the beneficiaries of the Kitty Hawk Collateral Liquidating Trust beneficially and collectively owned greater than five percent of our outstanding common stock.
      The aircraft and engine use agreement makes 11 Boeing 727-200 airframes and 28 aircraft engines available to us for operation by Kitty Hawk Aircargo. The aircraft and engine use agreement requires us to pay for a minimum use of the airframes and the aircraft engines, subject to certain qualifications. During 2005, we paid the Kitty Hawk Collateral Liquidating Trust $4.5 million related to the use of these airframes and aircraft engines. In addition, the Kitty Hawk Collateral Liquidating Trust reimbursed us $1.33 million for heavy maintenance costs which we paid on behalf of the Kitty Hawk Collateral Liquidating Trust in accordance with the agreement governing our use of these airframes and engines.
Sale of Series B Preferred Stock and Warrants
      On November 9, 2005, we sold 14,800 shares of Series B Redeemable Preferred Stock in a private placement. Also, in connection with the issuance of the Series B Redeemable Preferred Stock, we granted the purchasers warrants to purchase an aggregate of 3,609,756 shares of common stock. The warrants have a term of five years, an exercise price equal to $0.82 per share and are currently exercisable. The purchasers included 5% or greater stockholders and their affiliates, including Lloyd I. Miller, III and Bryant R. Riley. Bryant R. Riley is an affiliate of SACC Partners, LP. We paid a placement fee of $740,000 to B. Riley & Co., Inc. in connection with the private placement. B. Riley & Co., Inc. is an affiliate of Bryant R. Riley and SACC Partners, LP.
      In connection with the sale of the Series B Redeemable Preferred Stock, we also entered into a registration rights agreement with the purchasers. Under the registration rights agreement, we filed a registration statement on Form S-3 with the Securities and Exchange Commission on January 12, 2006 relating to the resale by the purchasers of the shares of common stock issuable upon conversion of the Series B Redeemable Preferred Stock or exercise of the warrants. In addition, we registered the resale of shares of common stock held by Lloyd I. Miller, III and his affiliates. The registration statement became effective on                     , 2006. We paid all of the fees and expenses in connection with the preparation and filing of the registration statement and the listing of the shares of common stock issuable upon conversion of the Series B Redeemable Preferred Stock or exercise of the warrants with the American Stock Exchange.
      In connection with the private placement, we amended our existing rights agreement to exempt Lloyd I. Miller, III and his affiliates and associates from triggering the rights agreement in connection with the private placement. Under this amendment, Lloyd I. Miller, III and his affiliates and associates, or Miller, can beneficially own up to 23.5% of our voting securities without triggering the rights agreement. This exemption terminates when Miller’s beneficial ownership of our voting securities falls below 15% or if Miller is in material breach of the standstill agreement described below.
      In connection with sale of the Series B Redeemable Preferred Stock, we also entered into a standstill agreement with each of the purchasers. Under this standstill agreement, subject to certain conditions and exemptions, the purchasers of the Series B Redeemable Preferred Stock may not (i) enter into a voting agreement; (ii) call a special meeting of the stockholders; (iii) commence a tender offer for any voting securities; (iv) attempt to acquire a substantial portion of our assets or facilitate any business combination or restructuring of us; (v) amend or appeal anti-takeover measures we currently have in place; (vi) arrange, or participate in, any financing for any of the foregoing transactions; or (vii) prior to November 14, 2006, seek a waiver of any provision of the standstill agreement. In addition, Miller has agreed not to vote any shares of our capital stock in excess of 14.99% of the outstanding shares of common stock in any proxy solicitation (other than one conducted by us) or an election contest, without the approval of our Board of Directors.

FEES BILLED TO KITTY HAWK BY GRANT THORNTON LLP
Audit Fees
      Fees for audit services totaled $132,700 in 2005 and $140,248 in 2004. Audit fees in 2005 and 2004 include fees associated with the annual audit and the reviews of our quarterly reports on Form 10-Q.
Audit-Related Fees
      Fees for audit-related services totaled $47,560 in 2005 and $9,450 in 2004 primarily for services rendered in connection with Sarbanes-Oxley compliance, for consents in connection with our registration statements on Form S-3 and Form S-8, services related to our preferred stock private placement and certain tax provisions and net operating losses.
Tax Fees
      Fees for tax compliance and preparation totaled $107,917 in 2005 and $306,401 in 2004. We did not pay any fees for tax advice, planning and other services in 2005 or 2004.
All Other Fees
      Grant Thornton LLP did not bill us for any other fees in the last two fiscal years for services rendered in the last two fiscal years.
Pre-Approval Policy
      Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. However, the policy does not require the pre-approval of non-audit services provided by the independent registered public accounting firm if (i) the fees for the provision of such services do not exceed a specific annual limit, (ii) such non-audit service were not recognized at the time of the independent registered public accounting firm’s engagement to constitute non-audit services and (iii) such non-audit services are brought to the attention of our Audit Committee and approved by our Audit Committee prior to the completion of the audit. The policy requires specific pre-approval of all other permitted audit and non-audit services. Our Audit Committee’s charter allows it to delegate to one or more of its members the authority to address any requests for pre-approval of services between Audit Committee meetings, and the member of the committee to whom such authority is delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting. The policy does not provide our Audit Committee with the ability to delegate to management our Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.
      The policy is a part of the Audit Committee’s Charter, which is available on our website, www.kittyhawkcompanies.com, by selecting “Company Information” section and then selecting the “Board of Directors” section.
      The independent registered public accounting firm, management and the Audit Committee must meet on at least an annual basis to review the plans and scope of the audit and the proposed fees of the independent registered public accounting firm.
      One or more representatives of Grant Thornton LLP will be present at the Annual Meeting to answer your questions and will have the opportunity to make a statement.
      Based on the recommendation of the Audit Committee of our Board of Directors and our Board of Directors own investigation, our Board of Directors has selected Grant Thornton LLP to serve as our principal accountant for our fiscal year ended December 31, 2005.

AUDIT COMMITTEE REPORT
      This report regarding the duties performed by the Audit Committee during the Company’s fiscal year ended December 31, 2005, is being submitted by the members of the Audit Committee during 2005. The members of the Audit Committee are, and during 2005 were, Ms. Shahon, (Chairperson) who succeeded Mr. Peiser as Chairperson in May 2005, and Messrs. Gitner and Kaplan, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The Board of Directors has determined that all members of the Audit Committee in 2005 and the current members of the Audit Committee meet the independence and experience requirements of the American Stock Exchange, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines.
      The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s accounting activities and independent registered public accounting firm.
      During 2005, the Audit Committee reviewed with the Company’s executive officers the plans for, and the scope of, ongoing audit activities, as well as any recommendations made by Grant Thornton LLP, the Company’s independent registered public accountants, relating to the audit activities. The Audit Committee also reviewed with the Company’s senior auditing executive the adequacy of the Company’s accounting controls, policies and procedures. The Audit Committee has discussed with the Company’s senior financial management the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee received from the Company’s senior financial management representations that the Company’s audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles, that the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that the Company has not engaged in related party transactions that have not been adequately disclosed.
      The Audit Committee has reviewed with Grant Thornton LLP its plans for, and the scope of, its annual audit and other examinations. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). The Audit Committee has reviewed with Grant Thornton LLP the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee has confirmed with Grant Thornton LLP that the audit of the Company’s consolidated financial statements has been performed in accordance with generally accepted auditing standards, that no material disagreements have occurred with the Company’s senior financial management, that, to its knowledge, the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that, to its knowledge, the Company has not engaged in related party transactions that have not been adequately disclosed.
      The Audit Committee has also discussed with Grant Thornton LLP whether its provision of non-audit services has impaired its objectivity and independence in auditing the Company’s consolidated financial statements. Further, the Audit Committee has discussed with Grant Thornton LLP whether it considers itself independent, and Grant Thornton LLP has provided the Audit Committee with the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). Based on these discussions and this letter, the Audit Committee has satisfied itself of the independence of Grant Thornton LLP.
      In reliance on the foregoing reviews and discussions, the representations of the Company’s senior financial management and the letter required by Independence Standards Board No. 1 (Independence

Discussions with Audit Committees) provided by Grant Thornton LLP, the Audit Committee has recommended to the Board of Directors that Grant Thornton LLP be appointed as the Company’s independent registered public accountants for its fiscal year ending December 31, 2006 and that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. Submitted by the members of the Audit Committee of the Board of Directors.

Gerald L. Gitner	Laurie M Shahon (Chairperson)	Myron Kaplan
APPROVE GRANTING THE AUTHORITY TO THE BOARD OF DIRECTORS, IN THEIR
DISCRETION, TO AMEND THE COMPANY’S SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED
COMMON STOCK
(Proposal No. 2)
      We are asking stockholders to approve a proposal that would grant the Board of Directors the authority until the 2007 Annual Meeting of Stockholders to effect an amendment to our Second Amended and Restated Certificate of Incorporation, or the Charter, to increase the Company’s authorized common stock from 100,000,000 shares of common stock to 125,000,000 shares of common stock. The Board of Directors believes stockholders’ interests will be best served if the Board has the authority and flexibility to effect the amendment to the Charter to increase the authorized common stock. If stockholders approve this proposal, the Board of Directors may subsequently effect, in its sole discretion, an amendment to the Charter to increase the authorized common stock to 125,000,000 shares of common stock. In addition, notwithstanding approval of this proposal by stockholders, the Board of Directors may determine not to effect the amendment to the Charter and not increase the authorized common stock without further action by our stockholders.
Reasons for an Increase to the Authorized Common Stock
      The Board of Directors believes that it is in the interest of our stockholders and the Company for the Board to have the authority to effect this amendment due to overall strategic opportunities and ongoing consolidation in our industry that may present opportunities in the future for which we may wish to use our common stock as currency.
      The Board of Directors believes that stockholder approval granting the Board of Directors authority to amend the Charter to increase the authorized common stock provides the Board of Directors with the flexibility to take advantage of opportunities that may present themselves in a rapidly changing and consolidating industry. If approved, the Board of Directors would effect the amendment to the Charter only upon the Board’s determination that an increase in the authorized common stock would be in the best interests of the stockholders at that time and would enhance the long-term value of our common stock. The Board believes it can best have the opportunity to achieve this objective if the stockholders give the Board authority to amend the Charter to increase the authorized common stock until the 2007 Annual Meeting of Stockholders.
Timing and Effective Date
      To effect an amendment to our Charter to increase the authorized common stock, the Board would set the timing for such an amendment. No further action on the part of stockholders will be required to either implement or abandon an amendment to our Charter to increase the authorized common stock. We would communicate to the public prior to the effective date of the amendment to the Charter.
      If this proposal is approved and the Board of Directors does not implement the amendment to the Charter to increase the authorized common stock prior to the 2007 Annual Meeting of Stockholders, the Board’s authority to implement the amendment to the Charter will terminate. The Board of Directors reserves its right to elect not to proceed, and to abandon, the amendment to the Charter to increase the authorized common stock if it determines, in its sole discretion, that an increase in the authorized common stock is no longer in the best interests of our stockholders.
Procedure for Effecting the Amendment to the Charter
      If the stockholders approve this proposal and the Board of Directors decides to implement the amendment to the Charter to increase the authorized common stock prior to the 2007 Annual Meeting of Stockholders, we may file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Second Amended and Restated Certificate of Incorporation. An amendment to the Charter to increase the authorized common stock would become effective on the date of filing the Certificate of Amendment.
      The Board of Directors recommends a vote FOR approval of this proposal.
APPROVAL OF AN AMENDMENT
TO THE KITTY HAWK, INC. 2003 LONG TERM EQUITY INCENTIVE PLAN
(Proposal No. 3)
      As of March 31, 2006, 7,000,000 shares of our common stock were authorized for issuance under the Plan, of which 6,307,816 shares have been issued or are issuable upon the exercise of outstanding stock options or the conversion of restricted stock units, leaving 692,184 shares currently available for future issuance under the Plan. If the proposed amendment is approved by our stockholders, the shares of our common stock authorized for issuance under the Plan will increase to 8,500,000.
      The Plan is designed to promote our long-term financial success and to materially increase our value by:

•	encouraging the long-term commitment of our employees, consultants and outside directors;

•	motivating our employees, consultants and outside directors by means of long-term performance related incentives;

•	encouraging and providing our employees, consultants and outside directors with an opportunity to obtain an ownership interest in us;

•	attracting and retaining outstanding employees, consultants and outside directors by providing incentive compensation opportunities; and

•	enabling participation by our employees, consultants and outside directors in our long-term growth and financial success.
      We are submitting the amendment to the Plan for stockholder approval because under Section 162(m) of the Code, stockholder approval is necessary for us to deduct certain payments made under the Plan for federal income tax purposes. Section 162(m) of the Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers. However, if the amendment to the Plan is approved by our stockholders, awards made under the Plan from the increase in the number of shares pursuant to the proposed amendment will not count towards this $1 million limitation. We are also submitting the amendment to the Plan for stockholder approval so that grants of stock options under the Plan based upon the increased number of shares pursuant to the proposed amendment may qualify as incentive stock options under the Code.
Description of the Plan
      Eligibility. Participants in the Plan, each a Participant, include our, and our majority owned subsidiaries’, employees, consultants and directors whose judgment, initiative and efforts may be expected to contribute to our success. Participants are eligible to be granted awards under the Plan at the discretion of our Board of Directors or a committee of our Board of Directors chosen by our Board of Directors to administer the Plan, referred to as the Committee. The Plan is currently administered by the Compensation Committee.
      In determining the eligibility of a Participant to receive an award under the Plan, as well as the amount and types of awards to be granted, the Committee may consider the Participant’s position, responsibilities and importance to us and such other factors as the Committee, in it sole discretion, deems relevant. Only our employees or our majority owned subsidiaries’ employees may be granted incentive stock options under the Plan. As of March 31, 2006, all of our outside directors and employees were eligible to receive awards under the Plan.
      Shares Subject to the Plan. Subject to the amendment and adjustment provisions of the Plan described below, the aggregate number of shares of our common stock that currently may be issued under the Plan may not exceed 7,000,000, and we must at all times reserve sufficient shares of our authorized common stock to satisfy the requirements of the Plan. If the proposed amendment is approved by our stockholders, the shares of our common stock authorized for issuance under the Plan will increase to 8,500,000.
      Except for grants to outside directors, the Plan does not impose time requirements regarding when awards exercisable for shares of our common stock may be made. Therefore, the date of any such grants shall be determined solely at the discretion of the Committee. The number of shares of our common stock that may be awarded to a Participant in each year may not exceed 1,500,000.
      Shares of our common stock that are no longer subject to purchase by reason of the expiration or termination of an unexercised stock option granted under the Plan or by reason of our repurchase of restricted stock as described in the Plan may be reoffered under the Plan. Moreover, shares of our common stock that we receive in connection with exercises of stock options previously granted under the Plan may be reoffered under the Plan.
      We do not expect to grant in any single calendar year awards to employees, directors and consultants that are exercisable for more than 3% of our fully diluted common stock.

Types of Awards
      Stock Options. Stock options may be granted to a Participant for such number of shares of common stock as the Committee deems appropriate, except that no Participant may be granted incentive stock options that would permit the aggregate fair market value of the common stock with respect to which such incentive stock options are exercisable for the first time during any calendar year to exceed $100,000.
      The Committee will determine the exercise price for each stock option, subject to the requirement that each option must have an exercise price of at least 100% (or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding shares of our common stock) of the fair market value of the common stock on the date the stock option is granted.
      To the extent any stock option granted pursuant to the Plan fails to qualify as an incentive stock option, such stock option (or any portion thereof) will be a nonqualified stock option to which Section 421 of the Code does not apply.
      Under the Plan, the fair market value of our common stock for a particular date will generally be the closing price per share of our common stock as listed by a national securities exchange or quoted on the Nasdaq. Currently, our common stock is listed on the American Stock Exchange, which is a national securities exchange. If no such closing price is available, then the fair market value will be determined by the Committee acting in good faith taking into account such relevant factors as the Committee determines, including without limitation, the mean between the closing bid and asked price as reported by Nasdaq, or, if not reported by Nasdaq, as quoted by the National Quotation Bureau, Inc. or any applicable over-the-counter bulletin board quotation service as well as appraisals or valuations of the Company or our common stock.

      No stock option may be exercised after the expiration of ten years (or five years in the case of incentive stock options granted to employees owning more than 10% of the outstanding shares of our common stock) from the date of its grant. Generally, termination of a Participant’s employment with us will cause any exercise period applicable to such Participant’s stock options to be reduced in accordance with their terms.
      The Committee shall have the discretion to grant stock options which are exercisable prior to their vesting; provided, that Participants exercising such stock options shall receive restricted stock of the Company, which restricted stock will be subject to all applicable provisions of the Plan and the other rules and regulations provided for in the agreement pursuant to which such stock options were granted. In the event that restricted stock is issued to a Participant as a result of such Participant’s exercise of an award prior to its vesting, such restricted stock shall remain subject to all of the vesting requirements and forfeiture provisions of such award as if such award had not been exercised.
      A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of written notice of exercise to us specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the Participant in cash, by delivery to us of shares of common stock or restricted stock (with the approval of the Committee) having a fair market value on the date of exercise equal to the exercise price or by any other means that the Committee determines in its sole discretion to be desirable and consistent with applicable law; provided, however, that if the exercise price is paid by the Participant in restricted stock, the stock received by the Participant pursuant to such exercise will also be restricted stock. Fractional shares will not be issued upon exercise of a stock option and cannot be accepted in payment of the exercise price of a stock option.
      The Committee shall, at its sole discretion, subject to tax laws, rules and regulations, have the authority to allow a Participant to elect to defer the receipt of the number of shares of our common stock that the Participant would otherwise be eligible to receive upon the exercise of a stock option when the exercise price of such stock option is satisfied with the delivery of common stock and to impose certain mandatory minimum holding periods with respect to such deferred shares.
      Subject to the foregoing and the other provisions of the Plan, stock options granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Committee.
      Although the terms of the Plan generally prohibit transfers of stock options and stock appreciation rights, the Committee may, in its discretion, authorize a Participant to transfer all or a portion of any vested nonqualified stock options or vested stock appreciation rights to certain immediate family members, certain entities consisting of immediate family members, and certain charitable organizations; provided, among other conditions, that the Participant receives no consideration for such transfer, subsequent transfers of such stock options or stock appreciation rights will be prohibited except those by will or the laws of descent and distribution, and the forfeiture provisions provided for in the Plan and the agreement pursuant to which such stock options or stock appreciation rights were granted will continue to apply as if such options or stock appreciation rights had not been transferred.
      The Committee may also, at its sole discretion, authorize all or a portion of any nonqualified stock options or stock appreciation rights granted to an outside director under the Plan to be on terms which permit their transfer to such outside director’s employer or to any other partnership or other entity in connection with which such outside director provides services, in the event that such outside director has agreed with such employer, partnership or other entity, whether formally or informally, that such nonqualified stock option or stock appreciation rights shall be beneficially owned by such employer or other entity.
      Stock Appreciation Rights. The Committee may in its discretion grant stock appreciation rights to Participants under the Plan. Stock appreciation rights entitle their holder, upon exercise of the right, to receive cash, common stock or a combination of both from us equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the exercise price of the stock appreciation right, multiplied by the number of shares of common stock covered by the stock appreciation right which is exercised. Generally, the stock appreciation price for any share of our common stock subject to a stock appreciation right must be at least equal to the fair market value of the share on the date of its grant.
      The Committee may grant stock appreciation rights in tandem with stock options such that the exercise of the stock appreciation right will result in the termination, to the extent of such exercise, of the related stock option and vice versa. If the stock appreciation right is granted in tandem with a stock option, whether such tandem grant is made contemporaneously with the grant of the stock option or thereafter, the exercise price of such stock appreciation right will be equal to the exercise price of the stock option.
      As discussed above, although generally not permitted, the Committee may authorize transfers of vested stock appreciation rights to the transferees listed above.
      Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be awarded by the Committee subject to such terms, conditions and restrictions as the Committee deems appropriate. Restrictions may include, among others, (i) limitations on the right to sell, assign, transfer or dispose of the restricted stock until certain holding periods or specific Company performance goals are satisfied and (ii) forfeiture of the restricted stock upon termination of employment.
      If a Participant fails to execute an applicable restricted stock agreement and pay the required amount within 30 days of the date of the award of such stock (or such shorter time period as the Committee may specify), the restricted stock award could be forfeited by the Participant.
      Other than with respect to the restriction periods limiting a Participant’s right to sell, assign, transfer or dispose of restricted stock, from the date a Participant becomes the holder of record of restricted stock or restricted stock units, a Participant will have all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject to any vesting requirements and forfeiture terms associated with such restricted stock.
      Awards to Outside Directors. On September 30th of each calendar year, each outside director is eligible for an award to purchase or receive, directly or indirectly, a number of shares that will have a value (as determined by the Committee) of $28,750 (or such other amount as is determined by the Board) on such date, rounded down to the nearest whole share. Each such award will vest over a one year period in four equal quarterly installments with the first installment vesting on the three month anniversary of the award’s date of grant. Each award made to outside directors shall be evidenced by an award agreement setting forth the number of shares subject to the award, the price or exercise price (if any), the award period for the award (if any), and such other terms and conditions otherwise consistent with the provisions of the Plan.
      Administration. The Plan is interpreted and administered by the Committee, which must be comprised of at least two members. If necessary to satisfy the requirements of either Section 162(m) of the Code or Rule 16b-3 promulgated under the Exchange Act, the Committee will consist solely of our outside directors. Our Board of Directors may remove any member of the Committee at any time, and any vacancy on the Committee may be filled by appointment made by our Board of Directors.
      The Committee will have full authority, in its discretion to grant to Participants awards under the Plan and to construe the terms of the Plan.
      Subject to compliance with Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the Delaware General Corporation Law, or the DGCL, our Board of Directors, at its sole discretion, may by resolution authorize one or more of our officers to (i) designate officers or employees (other than the officer(s) to whom such powers are delegated) of the Company or our subsidiaries to be recipients of awards and (ii) to determine the number of shares of our common stock to be covered by such awards.

      The Plan is currently administered by the Compensation Committee of our Board of Directors.
      Change of Control. In the event that we undergo a Change of Control, any portion of any award outstanding at the time of the change of control that has not previously vested and/or become exercisable will automatically vest and become fully exercisable.
      Under the Plan, a Change of Control is generally defined as the first to occur of:

•	the consummation of a reorganization, merger or consolidation (i) that results in our outstanding securities subject to a grant of an award being exchanged or converted into cash, property and/or securities not issued by us and (ii) the terms of which provide that awards shall continue in effect thereafter; provided, however, that such a transaction will not be considered a Change of Control if after such transaction, (i) Continuing Directors occupy at least 50% of the seats (whether or not vacant) on the board of directors of the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) and (ii) the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) assumes all outstanding awards under the Plan;

•	a transaction that causes any person to become the Beneficial Owner (described below) of our voting securities representing more than 50% of our voting power; provided, however, that such a transaction will not be considered a Change of Control if after such transaction, (i) Continuing Directors occupy at least 50% of the seats (whether or not vacant) on the board of directors of the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) and (ii) the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) assumes all outstanding awards under the Plan; or

•	a transaction that causes any person to become the Beneficial Owner (described below) of our voting securities representing more than 80% of our voting power.
      Under the Plan, a Continuing Director is a member of our Board of Directors who (i) was a member of our Board of Directors at the time of the Plan’s adoption or (ii) became a member of our Board of Directors after the Plan’s adoption and whose election or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then in office, or by a nominating committee of the Board of Directors (such nominating committee being comprised solely of independent directors) the majority of the members of which were directors at the time of the Plan’s adoption or who are Continuing Directors.
      Under the Plan, a person or entity will be deemed to be a Beneficial Owner of those securities that such person or entity beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) together with securities beneficially owned by all of such person’s or entity’s Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act) and any other person or entity with which such person or entity, or such person’s or entity’s Affiliates or Associates, has any agreement, arrangement, or understanding (other than the customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities.
      Adjustment. In general, in the case of a dividend or other distribution, stock split, reverse stock split, reclassification, recapitalization, merger, reorganization or other similar event or occurrence, of or by us, the Committee will make proportionate and appropriate adjustments to the number and/or kind of shares subject to purchase or award and the purchase price under outstanding awards to prevent the dilution or enlargement of any rights relating to any such awards. In addition, if such an event occurs, the number and/or kind of shares that may be offered under the Plan will be proportionately adjusted by the Committee; provided that the Committee may, in lieu of an adjustment described above, provide for a cash payment to a holder of an outstanding award. Notwithstanding the foregoing, no such adjustment or cash payment may be made that would violate Section 422 of the Code.
      In the event we are the surviving or resulting corporation in any merger, consolidation or share exchange, then any award granted pursuant to the Plan will apply to the securities or rights to which a holder of the number of shares of our common stock subject to the award immediately prior to such event would be entitled to immediately after such event.
      In the event that we are not the surviving corporation in any merger, consolidation or share exchange, then each share of our common stock subject to any unexercised stock option or stock appreciation right, will be substituted for that number of shares of the surviving company’s common stock, other securities or that amount of cash, property or assets of the surviving company which were distributed to our common stockholders at the time of the transaction, and such stock options and stock appreciation rights will thereafter be exercisable in accordance with their terms. Upon such an event, we must give each Participant that holds such options or stock appreciation rights thirty days notice of the event and allow the Participant to either (i) exercise all his or her stock options and stock appreciation rights prior to the transaction or (ii) elect to receive payment of an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction and the exercise price of such stock option multiplied by the number of shares subject to the stock option.
      If, at any time prior to the expiration of any option or stock appreciation right, we make any partial distribution of our assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the option prices or stock appreciation prices then in effect with respect to each stock option or stock appreciation right will be reduced in proportion to the percentage reduction in the tangible book value of the shares of our common stock resulting by reason of such distribution.
      Amendment and Termination of the Plan. The Plan terminates on July 29, 2013; provided that awards granted before that date will continue to be effective in accordance with their terms and conditions. The Plan provides that our Board of Directors may, from time to time, amend, suspend or terminate the Plan without the consent of our stockholders; provided, however, that our Board of Directors must seek stockholder approval to the extent it deems necessary to comply with, or maintain an exemption under, Sections 162(m), 421 and 422 of the Code or any of their respective successors. The Committee may at any time alter or amend any or all award agreements under the Plan to comply with any amendment of the Plan made by our Board of Directors or any laws that govern such agreements.
Federal Income Tax Consequences of the Plan
      The Plan is not a “qualified plan” within the meaning of Section 401 of the Code. Recipients of cash awards under the Plan will recognize ordinary income equal to the amount of the award, and recipients of awards of unrestricted common stock will recognize ordinary income equal to the fair market value of the common stock on the date of the award. Recipients of awards of unrestricted common stock will also recognize short-term or long-term capital gains or losses upon the subsequent disposition of the shares of common stock.
      The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.
      In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain stock options, stock appreciation rights, deferred shares and certain types of restricted stock are subject to Section 409A of the Code.
      Incentive Stock Options. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a stock option or, generally, at the time of exercise of an incentive stock option.

If the fair market value of the shares received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the optionee’s particular tax status.
      If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee’s tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee’s tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on the length of time the optionee held the shares.
      We will not be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by an optionee because of a disqualifying disposition, we will be entitled to a corresponding deduction in the same amount for compensation paid.
      Nonqualified Stock Options. In general, an optionee will not recognize any taxable income for federal income tax purposes upon receipt of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a nonqualified stock option is paid in whole or in part with shares of common stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price. The fair market value of the remainder of the shares received upon exercise of the nonqualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option. Generally, we will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.
      An optionee’s tax basis for shares acquired under a nonqualified option will be equal to the exercise price paid for such shares, plus any amounts included in the optionee’s income as compensation. When an optionee disposes of common shares acquired by exercise of a non-qualified option, any amount received in excess of the optionee’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the optionee has held the common shares. If the amount received is less than the optionee’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the optionee has held the shares.
      Restricted Stock and Restricted Stock Units. A recipient of restricted stock or restricted stock units will not recognize any taxable income for federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the restricted stock to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the excess of the fair market value of the shares on the date the restrictions lapse over the purchase price paid by the recipient, if any, will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. At the time of recipient sells such shares, any gain or loss by the recipient will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income. Either we or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.
      Stock Appreciation Rights. Generally, a recipient of a stock appreciation right will not recognize taxable income at the time the stock appreciation right is granted, provided that the stock appreciation right. If the recipient receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the stock appreciation right in stock, the spread between the then current fair market value and the grant price, if any, will be taxed as ordinary income to the recipient at the time it is received. In general, neither we nor any of our subsidiaries will be entitled to a deduction upon the grant or termination of a stock appreciation right. However, upon the exercise of a stock appreciation right, we or one of our subsidiaries generally will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.
Federal Tax Withholding
      Any ordinary income realized by a Participant upon the exercise of an award under the Plan is subject to withholding of federal, state and local income tax and to withholding of the Participant’s share of tax under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”).
      To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to delivery of any certificate for shares, the Participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the Participant to satisfy all or part of the withholding tax obligations.
      Withholding does not represent an increase in the Participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the Participant’s tax basis in the shares received. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year.
      Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements. However, pursuant to IRS Notice 2005-94, the IRS has suspended these withholding and reporting requirements until further IRS guidance is issued.
Tax Consequences to Us or Our Subsidiaries
      To the extent that a Participant recognizes ordinary income in the circumstances described above, we or one of our subsidiaries for which the Participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Million Dollar Deduction Limit and Other Tax Matters
      We may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in our proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. We intend that benefits in the form of stock options and restricted stock will be exempt from the $1,000,000 limitation on deductible compensation either as performance-based compensation or otherwise.
      If a individual’s rights under the plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in:

•	a 20% federal excise tax (in addition to federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and

•	the loss of a compensation deduction which would otherwise be allowable to us or one of our subsidiaries as explained above.
Market Value of Common Stock
      As of March 31, 2006, the market value of our common stock was $           per share, based on the mean between the closing bid and asked price of our common stock as quoted on the American Stock Exchange.
Vote Required
      The affirmative vote of the holders of a majority of the votes cast with respect to this proposal is required to adopt this amendment to the Plan.
      The Board of Directors recommends a vote FOR approval of this proposal.
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 4)
      The Company’s Audit Committee has selected Grant Thornton LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2006. The stockholders will be requested to ratify the Audit Committee’s selection. Representatives of Grant Thornton LLP will be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions.
Vote Required for Approval
      A majority of votes cast is necessary for approval of the Audit Committee’s selection of independent registered public accountants. If the stockholders do not ratify the selection of Grant Thornton LLP, the selection of independent registered public accountants will be reconsidered by the Audit Committee.
      The Board of Directors recommends a vote FOR approval of this proposal.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who are beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of our common stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of our common stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.
      Except as described below, to our knowledge, based solely upon a review of copies of such reports furnished to the Company or written representations from certain reporting persons, during the year ended December 31, 2005, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% stockholders were complied with by such persons. In September 2005, each executive officer and director filed one late Form 4. Bonanza Master Fund, Ltd., a 10% or greater stockholder, failed to timely file a Form 3 in 2005.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR
KITTY HAWK’S 2007 ANNUAL MEETING OF STOCKHOLDERS
      Pursuant to regulations of the SEC, in order to be included in the proxy solicitation statement for our 2007 Annual Meeting of Stockholders, stockholder proposals must be received at our principal offices, 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261 Attention: Secretary, by no later than December      , 2006, and must comply with additional requirements established by the SEC.
      In addition, our Bylaws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance written notice to our Secretary with respect to such proposal or nominee. For the 2007 Annual Meeting of Stockholders, assuming that the 2007 Annual Meeting occurs on or within thirty days of May 23, 2007, our Secretary must receive written notice of a stockholder’s proposal or director nomination including certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nomination no earlier than November 24, 2006 nor later than February 22, 2007. In the event the date of the 2007 Annual Meeting is changed by more than 30 days from May 23, 2007, we must receive the stockholder’s notice and other required information no later than the close of business on the tenth day following the earlier of the day on which notice of meeting date was mailed or public disclosure of the meeting date was made. A copy of our Bylaws is available upon request from our Secretary at the address stated above.
FORWARD-LOOKING STATEMENTS
      This proxy solicitation statement contains “forward-looking statements” concerning our business, operations and financial performance and condition. When we use the words “estimates,” “expects,” “forecasts,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions, we intend to identify forward-looking statements.
      We have based our forward-looking statements on our current assumptions and expectations about future events. We have expressed our assumptions and expectations in good faith, and we believe there is a reasonable basis for them. However, we cannot assure you that our assumptions or expectations will prove to be accurate.
      A number of risks and uncertainties could cause our actual results to differ materially from the forward-looking statements contained in this proxy solicitation statement. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in this proxy solicitation statement. These risks, uncertainties and other important factors include, but are not limited to, among others:

•	loss of key suppliers, significant customers or key management personnel;

•	increased competition, including the possible impact of any mergers, alliances or combinations of competitors;

•	increases in the cost and/or decreases in the availability of aircraft fuel and diesel fuel and our ability to recapture increases in the cost of aircraft fuel and diesel fuel through the use of fuel surcharges and/or price increases;

•	with respect to our scheduled freight network, the continuing high cost of aircraft and diesel fuel leading to a higher total price for our services which impacts the freight purchasing decision for our customers and/or shippers resulting in a shift to less expensive modes of transportation;

•	with respect to our recent expansion of our ground freight transportation network to include scheduled LTL deferred freight transportation services, potential competitive reactions from other LTL carriers;

•	limitations upon financial and operating flexibility due to the terms of our Credit Facility;

•	changes in our capital resources and liquidity;

•	financial costs and operating limitations imposed by both the current and the potential additional future unionization of our workforce;

•	payment defaults by our customers;

•	write-downs of the value of our aircraft parts, airframes or aircraft engines;

•	changes in the cost of Boeing 737-300SF cargo aircraft maintenance outside the scope of our power-by-the-hour maintenance agreement and/or changes in the cost of Boeing 727-200 cargo aircraft maintenance;

•	changes in general economic conditions;

•	changes in the cost and availability of ground handling and storage services;

•	changes in the cost and availability of aircraft or replacement parts;

•	changes in our business strategy or development plans;

•	changes in government regulation and policies, including regulations affecting maintenance requirements for, and availability of, aircraft and airworthiness directives;

•	foreign political instability and acts of war or terrorism;

•	adverse litigation judgments or awards;

•	the ability to successfully integrate and operate our LTL ground network;

•	the ability to attract sufficient customers and freight volumes for our LTL ground network;

•	findings of environmental contamination;

•	limitations in our ability to find, acquire and integrate replacement aircraft for our Boeing 727-200 cargo aircraft under terms and conditions that are satisfactory to us; and

•	limitations in our ability to offset income with our future deductible tax attributes.
      Other factors may cause our actual results to differ materially from the forward-looking statements contained in this proxy solicitation statement. These forward-looking statements speak only as of the date of this proxy solicitation statement and, except as required by law, we do not undertake any obligation to publicly update or revise our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

By Order of our Board of Directors,

Robert W. Zoller, Jr.
Chief Executive Officer, President and Director
DFW International Airport, Texas
April      , 2006

Appendix A
AMENDMENT NUMBER THREE
TO THE KITTY HAWK
2003 LONG TERM EQUITY INCENTIVE PLAN
      THIS AMENDMENT TO THE KITTY HAWK 2003 LONG TERM EQUITY INCENTIVE PLAN (this “Amendment”), dated as of May 23, 2006, is made and entered into by Kitty Hawk, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Kitty Hawk 2003 Long Term Equity Incentive Plan (the “Plan”).
RECITALS
      WHEREAS, Section 5.1 of the Plan, pursuant to Amendment Number One to the Plan, provides that the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 7,000,000; and
      WHEREAS, the Board of Directors of the Company (the “Board”) desires to amend the Plan to increase the aggregate number of shares of Common Stock that may be granted to Participants under the Plan to 8,500,000; and
      WHEREAS, the Board submitted the proposal to amend the Plan as described above to the Company’s stockholders at the 2006 Annual Meeting of Stockholders; and
      WHEREAS, the Company’s stockholders approved the proposal to amend the Plan;
      NOW, THEREFORE, the Company hereby amends the Plan as follows:
      1. Section 5.1 of the Plan is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 8,500,000 shares; provided, however, that the number of shares of Common Stock that may be awarded to a Participant in a single year may not exceed 1,500,000. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
      2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.
* * * * *
      IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

KITTY HAWK, INC.

By:

Name: Steven E. Markhoff

Title:	Vice President Strategic Planning, General Counsel and Corporate Secretary

A-1

ANNUAL MEETING OF STOCKHOLDERS OF
KITTY HAWK, INC.
May 23, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
↓ Please detach along perforated line and mail in the envelope provided. ↓
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR AND “FOR” PROPOSALS 2, 3, and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☑

1.	Election of seven Directors to serve until Kitty Hawk, Inc.’s 2007 Annual Meeting of Stockholders.

NOMINEES:
☐ FOR ALL NOMINEES	( )(01) Robert W. Zoller, Jr.
( )(02) Gerald L. Gitner
☐ WITHHOLD AUTHORITY	( )(03) Raymond B. Greer
FOR ALL NOMINEES	( )(04) Myron Kaplan
( )(05) Melvin L. Keating
☐ FOR ALL EXCEPT	( )(06) Joseph D. Ruffolo
(See instructions below)	( )(07) Laurie M. Shahon

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for which you wish to withhold authority, as shown here: (✓)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approval of granting the authority to the Board of Directors, in their discretion, to amend Kitty Hawk, Inc.’s Second Amended and Restated Certificate of Incorporation to increase Kitty Hawk, Inc.’s authorized common stock.	☐	☐	☐

3.	Approval of an increase in the number of shares of common stock authorized for issuance under the Kitty Hawk 2003 Long Term Equity Incentive Plan.	☐	☐	☐

4.	Ratification of the selection by the Audit Committee of Grant Thornton LLP as independent registered public accountants for Kitty Hawk, Inc. for 2006.	☐	☐	☐

		IS	IS NOT
The undersigned certifies under oath that to the best knowledge of the undersigned after reasonable inquiry, the undersigned is or is not (check one) a citizen of the United States as defined by 49 U.S.C. § 40102(a)(15), which definition may be found in the Proxy Solicitation Statement. See “Record Date and Voting Stock”. If you do not check a box, we will deem you to be a citizen of the United States.		☐	☐

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees of the Board of Directors and FOR Proposals 2, 3, and 4.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■	■

☐	■
KITTY HAWK, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned acknowledge(s) receipt of the Proxy Solicitation Statement of Kitty Hawk, Inc. relating to the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m. (local time) on Tuesday, May 23, 2006, at the C.R. Smith Museum, 4601 Texas Highway 360 at FAA Road, Ft. Worth, Texas 76155, and hereby constitute(s) and appoint(s) Steven E. Markhoff and James R. Kupferschmid attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of common stock of Kitty Hawk, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Solicitation Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.
     None of the matters referred to in the Proxy Solicitation Statement are related to or conditioned on any of the other matters referred to in the Proxy Solicitation Statement. All of the matters referred to in the Proxy Solicitation Statement have been proposed by the Board of Directors of Kitty Hawk, Inc.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KITTY HAWK, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 and 4. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.
(Continued and to be signed on the reverse side)

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